UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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NRG ENERGY, INC.

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2021

Annual Meeting of Stockholders & Proxy Statement

2021 Annual Meeting of Stockholders and Proxy Statement

March 15, 2021

Fellow Stockholders:

We are pleased to invite you to attend NRG Energy, Inc.’s Annual Meeting of Stockholders, which will be held virtually via the Internet at 9 a.m. Eastern Time on Thursday, April 29, 2021 at www.virtualshareholdermeeting.com/NRG2021. The Annual Meeting is being held virtually as part of our precautions regarding the ongoing coronavirus pandemic and to support the health and well-being of our stockholders, directors, officers, employees, members of our community, and the general public.

Details regarding attendance and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

On behalf of everyone at NRG, I thank you for your ongoing interest and investment in NRG Energy, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free).

Sincerely,

LAWRENCE S. COBEN
Chairman of the Board

THIS PROXY STATEMENT AND THE PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT MARCH 15, 2021.

NRG Energy, Inc.
804 Carnegie Center, Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

When: Thursday, April 29, 2021, 9:00 a.m. Eastern Time

Where: Via the Internet at www.virtualshareholdermeeting.com/NRG2021

We are pleased to invite you to join our Board of Directors and senior leadership at the NRG Energy, Inc. 2021 Annual Meeting of Stockholders. We will be holding the Annual Meeting virtually as part of our precautions regarding the ongoing coronavirus pandemic and to support the health and well-being of our stockholders, directors, officers, employees, members of our community, and the general public. We have designed the virtual meeting format to ensure that stockholders are afforded the same rights and opportunity to participate in the Annual Meeting as they would have been afforded at an in-person meeting, including the opportunity to ask questions. For more information about the Annual Meeting, including how stockholders can ask questions during the Annual Meeting, please see page 73 of the accompanying Proxy Statement.

ITEMS OF BUSINESS:

1.            To elect eleven directors.

2.            To approve, on a non-binding advisory basis,
NRG Energy, Inc.’s executive compensation.

3.            To ratify the appointment of KPMG LLP as
NRG Energy, Inc.’s independent registered
public accounting firm for the 2021 fiscal year.

4.            To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE:

You are entitled to vote if you were a stockholder of record at the close of business on March 1, 2021.

HOW TO VOTE:

Even if you plan to participate in the Annual Meeting, please vote right away using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions on the card or form.

Via the Internet before the Annual Meeting:

You may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 28, 2021.

By phone:

You may vote 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 28, 2021, by calling (800) 690-6903 from a touch-tone phone.

By mail:

If you received a paper copy of the materials, you may mark, sign, date and mail your proxy card or voting instruction card in the enclosed, postage-paid address envelope, as soon as possible as it must be received by the Company prior to April 29, 2021, the Annual Meeting date.

Via the Internet during the Annual Meeting:

You can vote electronically during the Annual Meeting. To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/NRG2021. Stockholders or their legal proxies must enter the 16-digit control number found on their proxy card, voting instruction form, or other proxy materials. You can find instructions for voting online during the virtual Annual Meeting on page 76 of the accompanying Proxy Statement.

By Order of the Board of Directors

CHRISTINE A. ZOINO,

Corporate Secretary

2021 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Proxy Statement Highlights

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding NRG Energy, Inc.’s 2020 performance, please review NRG Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

ROADMAP OF VOTING MATTERS

Stockholders are being asked to vote on the following matters at the 2021 Annual Meeting of Stockholders (Annual Meeting) of NRG Energy, Inc. (NRG or the Company):

Proposal	Board Recommendation
Proposal 1. Election of Directors (Page 30)

The Board of Directors (Board) and the Governance and Nominating Committee believe that the 11 director nominees possess the necessary qualifications, attributes, skills and experiences to provide advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of our stockholders.

FOR each director nominee
Proposal 2. Approval, on a non-binding advisory basis, of NRG Energy, Inc.’s executive compensation (Say on Pay Proposal) (Page 38)

The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers for 2020 as described in the Compensation Discussion and Analysis beginning on page 45, including the compensation tables and respective narrative discussion. The Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the Say on Pay Proposal when considering future executive compensation decisions.

FOR
Proposal 3. Ratification of the appointment of KPMG LLP as NRG, Energy, Inc.’s independent registered public accounting firm for the 2021 fiscal year (KPMG LLP Ratification Proposal) (Page 39)

The Audit Committee and the Board believe that the retention of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of KPMG LLP.

FOR

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to maintaining the highest standards of corporate governance, which promote the long-term interests of our stockholders, strengthen Board and management accountability, and help build public trust in the Company. The Governance of the Company section beginning on page 6 describes our corporate governance framework, which includes the following:

•	Annual election of directors

•	Majority voting for directors in uncontested elections

•	11 director nominees of which 10 are independent

•	Proxy access for stockholders to nominate directors

•	Independent Audit, Compensation, Governance and Nominating, and Finance and Risk Management Committees

•	Broad skills, experiences and backgrounds and diversity of race, gender and tenure

•	Regular executive sessions of independent directors

•	Risk oversight by full Board and Committees

•	Commitment to sustainability and oversight of environmental, social and governance (ESG) matters

•	Anti-hedging and anti-pledging policies

•	Stock-ownership guidelines

•	Robust director evaluation process and new director onboarding program

OUR 2020 CORPORATE GOVERNANCE HIGHLIGHTS INCLUDE:

Board Refreshment. Appointed five new directors in the last three years, enhancing the breadth and depth of the Board’s skills, experience, and diversity.

•

Executive Compensation Program. Received over 95% support in 2020 on Say on Pay proposal for 2019 executive compensation.

•

Expanded Engagement Process. Engaged with stockholders and other stakeholders to identify and pursue responsive strategies around governance and disclosure, including ESG opportunities.

•

Comprehensive and Meaningful Community Response. Carefully and broadly implemented health and safety initiatives to address impacts of the coronavirus (COVID-19) pandemic and addressed and supported initiatives for social justice.

SUMMARY OF DIRECTOR NOMINEES

Name and primary occupation	Age	Director since	Independent	Other public company boards	Committee memberships
					A	C	G&N	F	N
Lawrence S. Coben (Chairman of the Board) Executive Director, Escala Initiative	62	2003	YES	1					«
E. Spencer Abraham Chairman and Chief Executive Officer, The Abraham Group	68	2012	YES	3		«			•
Antonio Carrillo President and Chief Executive Officer, Arcosa, Inc.	54	2019	YES	1	•	•			•
Matthew Carter, Jr. Chief Executive Officer, Aryaka Networks, Inc.	60	2018	YES	1	•		•		•
Heather Cox Chief Digital Health and Analytics Officer, Humana Inc.	50	2018	YES	0		•	•		•
Elisabeth B. Donohue Former Chief Executive Officer, Publicis Spine	55	2020	YES	1	•			•	•
Mauricio Gutierrez President and Chief Executive Officer, NRG Energy, Inc.	50	2016	NO	0					•
Paul W. Hobby Managing Partner, Genesis Park, L.P.	60	2006	YES	2				«	•
Alexandra Pruner Senior Advisor, Perella Weinberg Partners	59	2019	YES	2			•	•	•
Anne C. Schaumburg Former Managing Director of Credit Suisse First Boston	71	2005	YES	1	«	•			•
Thomas H. Weidemeyer Former Director, Senior Vice President and Chief Operating Officer of United Parcel Service, Inc.	73	2003	YES	2			«	•	•
« Chair • Member A = Audit Committee C = Compensation Committee		G&N = Governance and Nominating Committee F = Finance and Risk Management Committee N = Nuclear Oversight Committee

QUESTIONS AND ANSWERS

Please see the Questions and Answers section beginning on page 73 for important information about the proxy materials, voting and the 2021 Annual Meeting of Stockholders. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 or proxy@mackenziepartners.com.

LEARN MORE ABOUT OUR COMPANY

You can learn more about the Company, view our governance materials and much more by visiting our website, www.nrg.com. Information contained on our website is not incorporated into or a part of this Proxy Statement.

Please also visit our 2021 Annual Meeting of Stockholders website at www.proxyvote.com to easily access the Company’s proxy materials or vote through the Internet.

Proxy Statement

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of NRG Energy, Inc. for the Annual Meeting and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held virtually via the Internet on Thursday, April 29, 2021, at 9 a.m. Eastern Time at www.virtualshareholdermeeting.com/NRG2021. In this Proxy Statement, “we,” “us,” “our,” “NRG” and the “Company” refer to NRG Energy, Inc.

You are receiving this Proxy Statement because you own shares of our common stock, par value $0.01 per share, that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Thursday, April 29, 2021.

Each of the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (Annual Report on Form 10-K) is available at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, please send your request to Investor Relations, 804 Carnegie Center, Princeton, New Jersey 08540.

ABOUT NRG

NRG is an integrated power company built on dynamic retail brands with diverse generation assets. NRG brings the power of energy to customers by producing and selling energy and related products and services, in major competitive power and gas markets in the U.S. and Canada in a manner that delivers value to all of NRG’s stakeholders. NRG is a customer-centric business focused on perfecting the integrated model by balancing retail load with generation supply within its deregulated markets. As of December 31, 2020, the Company sold energy, services, and innovative, sustainable products and services directly to retail customers under the brand names NRG, Reliant, Green Mountain Energy, Stream, and XOOM Energy, as well as other brand names owned by NRG, supported by approximately 23,000 MW of generation.

ACQUISITION OF DIRECT ENERGY

NRG also conducts business under the brand name of Direct Energy as a result of the Company’s acquisition of Direct Energy, a North American subsidiary of Centrica plc, on January 5, 2021. Direct Energy is a leading retail provider of electricity, natural gas, and home and business energy related products and services in North America, with operations in all 50 U.S. states and 8 Canadian provinces. In addition, Direct Energy is a participant in the wholesale gas and power markets in the U.S. and Canada.  The acquisition increases NRG’s retail portfolio by over three million customers to a total of over six million customers and complements its integrated model. It also broadens the Company’s presence in the Northeast and into states and locales where it did not previously operate, supporting NRG’s objective to diversify its business.

COMPANY STRATEGY

NRG’s strategy is to maximize stakeholder value through the safe production and sale of reliable power and gas to its customers in the markets it serves, while positioning the Company to provide innovative solutions to the end-use energy customer. This strategy is intended to enable the Company to optimize its integrated model to generate stable and predictable cash flow, significantly strengthen earnings and cost competitiveness, and lower risk and volatility.

To effectuate the Company’s strategy, NRG is focused on: (i) serving the energy needs of end-use residential, commercial and industrial, and wholesale customers in competitive markets through multiple brands and channels; (ii) offering a variety of energy products and services, including renewable energy solutions, that are differentiated by innovative features, premium service, sustainability, and loyalty/affinity programs; (iii) excellence in operating performance of its existing assets; (iv) optimal hedging of NRG’s portfolio; and (v) engaging in disciplined and transparent capital allocation.

Sustainability is an integral piece of NRG’s strategy and ties directly to business success, reduced risks and brand value. In 2019, NRG announced the acceleration of its science-based GHG emissions reduction goals to align with prevailing climate science, limiting global warming in the post-industrial era to 1.5 degree Celsius. Under its new GHG emissions reduction timeline, NRG is targeting a 50% reduction by 2025, from its current 2014 baseline, and net-zero emissions by 2050. The Company is on track to meet its 2025 goal.

Governance of the Company

CORPORATE GOVERNANCE GUIDELINES AND CHARTERS

The Board has adopted Corporate Governance Guidelines (Guidelines) that, along with the Amended and Restated Certificate of Incorporation, as amended, the Fourth Amended and Restated By-Laws (Bylaws) and the charters of the committees of the Board (Committees), provide the framework for the governance of the Company. The Board’s Governance and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines are available on the Governance section of the Company’s investor relations website at https://investors.nrg.com, along with the charters of all of the Committees and the Company’s Code of Conduct. The Guidelines, the charters of all of the Committees and the Code of Conduct are also available in print to any stockholder upon request. Stockholders who desire to receive such items in print may request them from the Company’s Corporate Secretary by writing to NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540.

GOVERNANCE PRACTICES

The Board and Company are committed to maintaining the highest standards of corporate governance practices and principles. The Board has taken a proactive approach in applying leading governance practices to its structure. These measures have been recommended by the Board, approved by the stockholders and quickly instituted including the majority voting standard for the election of directors approved at the 2009 Annual Meeting of Stockholders, the declassification of our Board approved at the 2012 Annual Meeting of Stockholders and the adoption of proxy access, discussed further below, following the 2016 Annual Meeting of Stockholders. Furthermore, as described in the Guidelines, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to you, our stockholders. These practices include:

•                 Executive and director stock ownership guidelines to align interests with our stockholders;

•                 Ongoing succession planning for the CEO and other senior management;

•                 Annual performance evaluations of the Board and each of its standing Committees, as well as periodic peer review for individual directors;

•                 Director orientation and continuing education program, including Company site visits and information sessions with Company management;

•                 Access to and engagement of outside advisors and consultants to assist the Board and the Committees in the performance of their duties, as appropriate; and

•                 Active engagement with our stockholders regarding governance practices and other matters.

PROXY ACCESS

To facilitate engagement with our stockholders, our Bylaws provide for proxy access. Under the proxy access provisions in our Bylaws, a stockholder (or group of up to 20 stockholders) continuously owning at least 3% of our outstanding common stock for a period of at least three years prior to the date of the nomination may nominate and include in our proxy materials for the following annual meeting director nominees constituting up to 20% of the Board. To do so, the stockholder must submit the information required by Article II, Section 15 of our Bylaws to the Company’s Corporate Secretary as described further under “Director Nominees for Inclusion in the Proxy Materials for the 2022 Annual Meeting of Stockholders (Proxy Access).”

RISK OVERSIGHT

•                 The Board has responsibility for overall risk oversight of the Company, including with respect to overseeing the response of management to risks arising due to the COVID-19 pandemic.

•                 Board Committees, especially the Finance and Risk Management Committee, play a key role in risk oversight.

•                 Risk oversight includes understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, as well as understanding and determining the appropriate risk tolerance for the Company.

•                 To define the Company’s risk tolerance, the Board reviews and approves the annual business plan, budget and long-term plan, strategic initiatives, acquisitions and divestitures, and capital allocation plan.

The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management, including the Enterprise Risk Management team, which is further described below, and through the Committees of the Board. While several Committees of the Board have responsibilities for addressing risk, the Board primarily conducts this oversight function through the Finance and Risk Management Committee. The Finance and Risk Management Committee is responsible for company-wide enterprise risk management. The Company’s Financial Risk Management Committee, a committee comprised of senior management and key personnel in and around the finance, commercial operations and risk functions, reports to the Board’s Finance and Risk Management Committee on a regular basis.

The table below summarizes the significant role the various Committees play in carrying out the risk oversight function.

Committee	Risk Oversight Focus Area
Audit Committee

Reviews and evaluates our policies with respect to risk assessment and risk management.

Oversees financial risks, which includes reviewing the effectiveness of our internal controls, conducting a detailed review of the financial portions of our Securities and Exchange Commission (SEC) reports, approving the independent auditor and the annual audit plan, and receiving and considering periodic reports from the Company’s independent auditor, our internal auditor and our corporate compliance officer.

Compensation Committee

Oversees risks related to our compensation policies and practices, with input from management and the Compensation Committee’s independent outside compensation consultant, Pay Governance LLC (Pay Governance). For more information on the Compensation Committee’s role with respect to oversight of risks related to compensation policies, see “Compensation Discussion and Analysis – Oversight of Risks Related to Compensation Policies,” beginning on page 58.

Finance and Risk Management Committee

Oversees risks related to our capital structure, liquidity, financings and other capital markets transactions as well as risks related to our trading of fuel, transportation, energy and related products and services, regulatory compliance, and information technology systems and cybersecurity matters and the Company’s management of the risks associated with such activities.

Governance and Nominating Committee

Oversees our strategies and efforts to manage our environmental, economic and social impacts, including our environmental, climate change, sustainability and political expenditure policies and programs.

Nuclear Oversight Committee	Oversees risks related to our ownership and operation, directly or indirectly, of interests in nuclear power plant facilities.

The Chairs of each of the Committees regularly report to the Board on all matters reviewed by their respective Committees, thereby providing the Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to the Committees are routinely presented to the full Board to ensure proper oversight.

BOARD STRUCTURE AND LEADERSHIP

• Chairman of the Board: Lawrence S. Coben	• Number of directors: 11
• Number of regular meetings in 2020: 5	• Number of special meetings in 2020: 1
• Separate Chairman and Chief Executive Officer (CEO)	• Regular executive sessions of independent directors
• Annual election of directors	• Each Committee led by an independent director
• Majority voting for directors	• Active engagement by all directors

Directors stand for election annually. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal.

As of the 2020 Annual Meeting of Stockholders, there were ten members of the Board. During the 2020 fiscal year, the Board continued to evaluate its composition. Ms. Donohue was referred to the Governance and Nominating Committee by another independent director. The Governance and Nominating Committee and other members of the Board interviewed Ms. Donohue, and the Governance and Nominating Committee recommended her appointment to the Board. As a result, the Board increased its size to 11 members and appointed Ms. Donohue to the Board in October 2020.

The Guidelines provide that non-executive directors meet in executive session regularly following Board meetings. The Company’s Non-Executive Chairman, Mr. Coben, presides at these sessions. Also, pursuant to the Company’s Bylaws, Mr. Coben has been designated as an “alternate member” of all Committees to replace any absent or disqualified members of a Committee.

Directors are encouraged to attend the annual meetings of stockholders. All of the then incumbent directors attended the 2020 Annual Meeting of Stockholders. During the 2020 fiscal year, each director attended more than 75% of the total number of Board meetings and meetings of the Committees on which he or she served.

Since December 2003, NRG’s governance structure has been led by a separate CEO and Chairman of the Board. Irrespective of the Company’s current practice, the Board believes that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between persons in leadership roles. As stated in the Guidelines, the Board believes that it is in the best interest of the Company for the Board to make a determination regarding separation of the roles of Chairman and CEO based upon the present circumstances.

Our President and CEO, Mr. Gutierrez, and Chairman of the Board, Mr. Coben, work closely together in complementary roles. Mr. Gutierrez focuses on the day-to-day operations of the Company and establishes the Company’s strategic plan. Mr. Coben leads the Board’s responsibilities for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing the Company and management, and overseeing succession planning, most notably at the CEO level, and he presides over the Board and its Committees as they perform their broad and varied oversight functions. The Board believes that these complementary roles provide the appropriate governance structure for the Company at this time.

DIRECTOR INDEPENDENCE

Under the Guidelines and the New York Stock Exchange (NYSE) listing standards, a majority of the Board must be composed of independent directors. The Board determines the independence of our directors by applying the independence principles and standards established by the NYSE. These standards provide that a director is independent only if the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company, which may include commercial, industrial, consulting, legal, accounting, charitable, familial and other business, professional and personal relationships.

The Board conducts a review of the independence of the Company’s directors (other than Mr. Gutierrez) on an annual basis. In its most recent review, the Board considered, among other things:

•                 Any employment relationships between the Company and its directors or their immediate family members;

•                 Any affiliations of the Company’s directors or their immediate family members with the Company’s independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors;

•                 Any transactions that would require disclosure as a related person transaction or that qualify for review under our related person transactions policy;

•                 Any transactions made in the ordinary course of business with a company in which a director serves on the board or as a member of the executive management team; and

•                 Any transactions involving payments made by the Company to educational institutions.

In addition, because the Company provides retail electricity services through certain of its subsidiaries, the Board also considered instances where certain of its directors either received electricity services from the Company or serve as directors of businesses that received electricity services from the Company.

The Board has determined that all of the Company’s directors are independent under the Guidelines and the NYSE listing standards, with the exception of Mr. Gutierrez, our President and CEO.

Each of the Audit, Compensation, Governance and Nominating, and Finance and Risk Management Committees is made up solely of independent directors. In accordance with the Guidelines and NYSE listing standards, all members of the Audit and Compensation Committees meet additional independence standards applicable to audit and compensation committee members, respectively.

BOARD AND COMMITTEE EVALUATIONS

The Board conducts its annual performance evaluation of the Board as a whole and each of its Committees using an open-ended question and answer format in a survey generated by the Corporate Secretary on the Board’s web portal. All directors are required to assess the actions taken by the Board and each Committee on which the director serves during the past year and suggest changes or improvements for each Committee and the Board. The questions give each director an anonymous opportunity to provide candid observations and affirmative feedback to their peers and management. The Governance and Nominating Committee oversees the evaluation process.

Responses from all directors are combined to create an anonymous summary. The summary is used to promote open dialogue during the executive sessions of the February Board and Committee meetings. One-on-one director meetings are also conducted by the Chair of the Governance and Nominating Committee to discuss the results, including any disclosures that relate to individual directors.

The Board believes this process evokes meaningful feedback. The process highlights the Board’s commitment to continuous self-improvement by identifying those issues that sometimes require honest and difficult conversations and supports the Board’s nomination and refreshment practices.

DIRECTOR NOMINEE SELECTION PROCESS

The Governance and Nominating Committee is responsible for identifying individuals who the Committee believes are qualified to be Board members in accordance with criteria set forth in the Guidelines as well as the assessment, on an ongoing basis, of the members of the Board for purposes of continued service to the Board and Company. The Committee provides its recommendations to the Board for approval based on considerations of certain criteria. The Governance and Nominating Committee considers criteria that includes an individual’s business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members. The Committee also considers the Company’s strategy and the particular skills, experiences and other qualifications that should be represented on the Board as a whole in light of the Company’s strategic direction. In addition to the factors listed above, the Governance and Nominating Committee considers an understanding of and experience in the retail and wholesale competitive energy market, customer expertise, finance, and operations, executive leadership, age, and gender and ethnic diversity. The Committee also assesses whether a nominee’s background, experience, personal characteristics, or skills will advance the Board’s goal of creating and sustaining a Board that can support and oversee management’s execution of the Company’s strategic priorities. The Board takes into account all of these factors when evaluating the Governance and Nominating Committee’s recommendations.

Listed below are summaries of specific qualifications that the Governance and Nominating Committee and the Board believe should be represented on the Board among other qualifications that a director may bring.

The Governance and Nominating Committee’s process for identifying and evaluating director nominees includes consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms, if deemed appropriate, interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.

As noted above, the Board is continually evaluating the need for board refreshment and has been focused on identifying individuals whose skills and experiences will enable them to make meaningful contributions to the Company in light of the Company’s evolving strategy and direction. The Board also aims to strike a balance between the knowledge and understanding of the business that comes from longer-term service on the Board with the ideas and perspectives that can come from adding new members.

BOARD SKILLS AND EXPERIENCE

Our directors represent a diverse mix of skills, experiences and viewpoints that are relevant to our Company and facilitate effective oversight. To illustrate the complementary nature of each director’s skills and experience, the table below identifies five primary skills and experiences that each director brings to the Board. In identifying these skills and experiences, each director is limited to selecting five such areas.  The table below therefore does not include all of the skills, experiences, and qualifications that each director offers, and even though a particular skill, experience, or qualification is not listed, a director may yet possess that skill, experience, or qualification. We believe identifying five primary skills and experiences is a more meaningful presentation of the complementary contributions and value that each director brings to their service on the Board and to the Company’s stockholders. See “Proposal No. 1 Election of Directors” for the biographies of our director nominees and a description of the skills and viewpoints that each director brings to bear in his or her service to the Board and Committees.

BOARD ATTRIBUTES

Our director nominees have a balance of tenure, age, and diversity, which provides our Board with a complementary mix of experience and perspective. In addition, ten of our eleven director nominees are independent.

Age

73
(CEO) 50
60

Median Age **60** • **73%** Younger Than 65 Years Old

Tenure

5-10
Years
(2 Directors)
10+
Years
(4 Directors)
11
Directors
0-4
Years
(5 Directors)

Median Tenure **8 Years**

Independence

10
of 11 Directors

91% Independent (All Except CEO)

91% Meet Heightened Committee Independence Standards

Gender Diversity

4
of 11 Directors

4 Women

Ethnic Diversity

3
of 11 Directors

3 Ethnically Diverse

BOARD DIVERSITY

The Board is committed to maintaining a diverse and inclusive Board. Of our eleven director nominees, seven (64%) are diverse, including four female directors and three male directors with ethnically diverse backgrounds. Our Guidelines specify that the Governance and Nominating Committee must seek to maintain occupational and personal diversity of the Board. In its recruitment process, the Governance and Nominating Committee and the Board seek to reflect gender and racial/ethnic diversity in the pool of director candidates. Diversity also goes beyond race and gender and includes diversity of viewpoints and tenure. The differences in experience and expertise allow the Board to hear various perspectives from its members, leading to better outcomes and a robust decision-making process.

BEYOND THE BOARDROOM

Members of the Board participate in engagement opportunities outside of Board meetings, which allows them to gain greater insight into the Company’s business and the industry. Engagement outside of Board meetings also allows directors to gain a deeper understanding of NRG’s strategic goals, as well as the performance of the Company, our President and CEO and other members of management, and the Board as a whole. In addition, the Board receives regular updates from the President and CEO.

Directors hold individual discussions among themselves and with our President and CEO, along with informal individual and small group meetings with other members of senior management. This practice allows members of the Board to gain insight into NRG’s management development program and assists with succession planning.

Additionally, the Chairman of the Board and Committee Chairs regularly hold discussions among themselves and members of management to plan future meetings.  Members of the Board also participate in presentations and trainings as part of NRG’s continuing education program to stay informed on current topics of interest.

BOARD COMMITTEES

The Board has the following five standing Committees: Audit, Compensation, Governance and Nominating, Finance and Risk Management and Nuclear Oversight.

The membership and the functions of each Committee are described below. Each of the Committees has adopted a charter that describes each such Committee’s roles and responsibilities. The charters of all of the Committees are available on the Governance section of the Company’s investor relations website at https://investors.nrg.com.

AUDIT COMMITTEE

•                 Members: Anne C. Schaumburg (Chair), Antonio Carrillo, Matthew Carter, Jr., and
Elisabeth B. Donohue

•                 Number of meetings in 2020: 5

•                 Audit Committee Financial Experts: Anne C. Schaumburg and Antonio Carrillo

•                 Primary Responsibilities:  Appoints, retains, oversees, evaluates, and compensates the independent auditors; reviews the annual audited and quarterly consolidated financial statements; and reviews major issues regarding accounting principles and financial statement presentations

•                 Independence: All members

The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls, and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company’s financial statements, the qualifications, independence, and performance of the Company’s independent auditors, the performance of the Company’s internal audit function, the Company’s compliance with legal and regulatory requirements, and effectiveness of the Company’s legal and regulatory compliance functions. Among other things, the Audit Committee:

•                 appoints, retains, oversees, evaluates, and compensates the independent auditors;

•                 reviews the annual audited and quarterly consolidated financial statements;

•                 reviews major issues regarding accounting principles and financial statement presentations;

•                 reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

•                 reviews with the independent auditors the scope of the annual audit, and approves all audit and permitted non audit services provided by the independent auditors;

•                 considers the adequacy and effectiveness of the Company’s internal control and reporting system;

•                 with the advice and assistance of the Finance and Risk Management Committee, reviews in a general manner the processes by which the Company assesses and manages risk, provided, however, the Audit Committee is not required to duplicate the work of the Finance and Risk Management Committee;

•                 reviews periodically the Company’s tax policies and any pending audits or assessments;

•                 reports regularly to the Board regarding its activities and prepares and publishes required annual Audit Committee reports;

•                 establishes procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters;

•                 oversees the internal audit and corporate compliance functions; and

•                 annually evaluates the performance of the Audit Committee and the adequacy of its charter.

COMPENSATION COMMITTEE

•                 Members: E. Spencer Abraham (Chair), Antonio Carrillo, Heather Cox, and Anne C. Schaumburg

•                 Number of meetings in 2020: 4

•                 Primary Responsibilities:  Oversees the Company’s overall compensation structure, policies, and programs

•                 Independence: All members

The Compensation Committee oversees the Company’s overall compensation structure, policies, and programs. Among other things, the Compensation Committee:

•                 reviews and recommends to the Board annual and long-term goals and objectives relevant to the compensation of the President and CEO, evaluates the performance of the President and CEO in light of those goals and objectives, and determines, approves, and recommends to the Board for approval the compensation level of the President and CEO based on such evaluation;

•                 reports to the Board its review of annual and long-term goals and objectives relevant to the compensation of the Chief Financial Officer (CFO), the Executive Vice Presidents and any other officer designated by the Board, the evaluation of those officers’ performance in light of those goals and objectives, the determination and approval of compensation levels based on such evaluations and the review and approval of employment arrangements, severance arrangements and benefits plans;

•                 reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

•                 reviews and approves stock incentive awards for executive officers other than the President and CEO;

•                 makes recommendations regarding, and monitors compliance by officers and directors with, the Company’s stock ownership guidelines;

•                 reviews and recommends to the Board the compensation of directors for service on the Board and its committees;

•                 oversees the evaluation of management and annually reviews the Company’s senior management succession plans;

•                 reviews and approves employment agreements and severance arrangements, benefit plans not otherwise subject to Board approval, and corporate goals and objectives for officers other than the President and CEO;

•                 reviews and discusses with management the Compensation Discussion and Analysis (CD&A) to be included in the Company’s proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company’s proxy statement or annual report on Form 10-K, as applicable;

•                 evaluates any conflicts of interest and the independence of any outside advisors engaged by the Compensation Committee;

•                 reviews and oversees the Company’s overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company’s compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees;

•                 annually evaluates the performance of the Compensation Committee and the adequacy of its charter; and

•                 performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee shall consist of fewer than two members, and the Compensation Committee may not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

The Compensation Committee has the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of directors, or, if applicable, CEO or senior executive compensation, and to approve the consultant’s fees and other retention terms.

Pay Governance, the Compensation Committee’s independent compensation consultant for fiscal year 2020, assisted with executive pay decisions and worked with the Compensation Committee to formulate the design of the executive compensation program for 2020. For 2020, Pay Governance billed the Company approximately $90,000 for compensation consultation services.

 GOVERNANCE AND NOMINATING COMMITTEE

•                 Members: Thomas H. Weidemeyer (Chair), Matthew Carter, Jr., Heather Cox, and Alexandra Pruner

•                 Number of meetings in 2020: 3

•                 Primary Responsibilities:  Recommends director candidates and provides guidance on governance related matters

•                 Independence: All members

The Governance and Nominating Committee recommends director candidates to the Board for election at the annual meetings of stockholders, periodically reviews the Guidelines and recommends changes to the Board, and provides guidance to the Board with respect to governance related matters. Among other things, the Governance and Nominating Committee:

•                 identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, and assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

•                 establishes and reviews procedures for the consideration of Board candidates recommended by the Company’s stockholders;

•                 makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its Committees;

•                 reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

•                 reviews and recommends to the Board retirement and other tenure policies for directors;

•                 reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act);

•                 reviews and reports to the Board regarding potential conflicts of interests of directors;

•                 recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•                 oversees the Company’s strategies and efforts to manage its environmental, economic and social impacts, including, but not limited to, the Company’s environmental, climate change and sustainability policies and programs;

•                 oversees the evaluation of the Board, each of its Committees and management;

•                 monitors directorships in other public companies held by directors and senior officers of the Company;

•                 annually evaluates the performance of the Governance and Nominating Committee and the appropriateness of its charter;

•                 reviews the Company’s political contribution policy and the Company’s memberships in trade associations or other business associations that engage in lobbying activities or make independent expenditures relating to political campaigns or initiatives;

•                 reviews the Company’s charitable giving policy;

•                 oversees the orientation process for new directors and programs for the continuing education of existing directors; and

•                 performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

 FINANCE AND RISK MANAGEMENT COMMITTEE

•                 Members: Paul W. Hobby (Chair), Elisabeth B. Donohue, Alexandra Pruner, and
Thomas H. Weidemeyer

•                 Number of meetings in 2020: 5

•                 Primary Responsibilities:  Oversight of trading, power marketing and risk management issues

•                 Independence: All members

The Finance and Risk Management Committee assists the Board in fulfilling its responsibilities with respect to the oversight of trading, power marketing and risk management issues at the Company, and reviews and approves certain financial transactions. Among other things, the Finance and Risk Management Committee:

•                 reviews, reports and makes recommendations to the Board on management recommendations or proposals regarding the Company’s and its subsidiaries’ (i) capital structure, (ii) liquidity, (iii) need for credit or debt or equity financing, (iv) amounts, timing and sources of capital market transactions, and (v) financial hedging and derivative activities;

•                 reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of transactions relating to debt or equity financings, financial hedging and derivatives activities, and other similar financial activities, in each case which have been reviewed and approved by the Board;

•                 reviews and approves, or authorizes officers to approve, repurchases, early redemption or other similar actions with respect to the Company’s securities;

•                 reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of financing transactions related to mergers, acquisitions, tender offers, and reorganizations which have been reviewed and approved by the Board;

•                 reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of securities offerings which have been reviewed and approved by the Board;

•                 approves determinations of the fair market value of assets and investments of the Company for purposes of the Company’s note indentures, senior secured credit agreement or other similar financing documents where fair market value is required to be determined by the Board or by a Committee of the Board;

•                 reviews with management, on a periodic basis, contributions to employee benefit retirement plans of the Company, investment performance, funding, asset allocation policies and other similar performance measures of the employee benefit retirement plans of the Company;

•                 oversees the Company’s policies and procedures established by management to assess, monitor, manage and control the Company’s material risk exposures, including operational, business, financial and commodity market (including marketing and trading of fuel, transportation, energy and related products and services, and hedging of generation portfolio obligations), strategic, credit, liquidity and reputational risks;

•                 oversees matters related to the security of and risks related to information technology systems and procedures, including the Company’s cyber-security program and cyber-related risks;

•                 advises and assists the Audit Committee in its review of the processes by which management and the Committee assess the Company’s exposure to risk;

•                 approves as appropriate, the Company’s power marketing and trading transactions, limits, policies, practices and procedures, and counter-party credit limit and policies, and approves exceptions to policies, as necessary;

•                 annually evaluates the performance of the Finance and Risk Management Committee and the appropriateness of its charter;

•                 reviews and approves transactions exceeding the President and CEO’s individual authority limits under the Company’s risk management policies; and

•                 performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

 NUCLEAR OVERSIGHT COMMITTEE

•                 Members: Lawrence S. Coben (Chair) and all other Board members

•                 Number of meetings in 2020: 1

•                 Primary Responsibilities:  Oversight of the Company’s ownership and operation in nuclear power plant facilities

•                 Independence: Ten out of eleven members are independent

The Nuclear Oversight Committee consists of all of the members of the Board, all of whom are citizens of the United States and meet the requirements of applicable law to serve on the Committee, a majority of which are independent as defined under the listing standards of the NYSE and as affirmatively determined by the Board.

SUSTAINABILITY AT NRG

Sustainability is a philosophy that underpins and facilitates value creation across our business for all of our stakeholders. It is an integral piece of our corporate strategy and ties directly to business success, reduced risk, and enhanced reputational value. Our sustainability foundation spans five comprehensive key pillars — business, customers, workplace, operations, and suppliers — that embed sustainability into the culture and fabric of NRG.

Sustainable Business

This pillar guides our Company in the foundational aspects of strong sustainability leadership in areas including governance, transparency, reporting, and stockholder and other stakeholder engagement.

Sustainable Customers

A key aspect of our strategy is providing relevant solutions for our customers, thereby helping to lead the transition to a more sustainable future. Our goals are to provide greater clean energy choices in ever more locations, closer to our customers, and to help reduce the overall environmental and social impacts associated with the energy use by our customers.

Sustainable Workplace

The key to NRG’s success in working towards and achieving our goals across the value chain is having a strong, healthy, and engaged workforce. Our commitment to a sustainable workforce at NRG includes a focus on safety, health and well-being, diversity, and inclusion, pay equity, and employee engagement, as well as environmentally conscious workplaces.

Sustainable Operations

NRG is committed to reducing impacts across all of our operations. Our commitment to sustainable operations includes achieving our science-based greenhouse gas reduction targets, increasing recycling rates of coal combustion residuals, and improving environmental performance across all facilities.

Sustainable Suppliers

It is important for companies to address sustainability in their entire value chain. NRG is working actively to measure and ultimately reduce environmental impacts in our supply chain through collaboration and transparency.

We are committed to affecting positively the communities of our customers and employees and to reducing the environmental footprint of our operations while ensuring the long-term reliability, competitiveness, and success of the Company. These efforts include providing sustainable energy solutions to customers, optimizing our generation on an ongoing basis to drive incremental efficiency gains, reducing our carbon footprint, leveraging new energy technologies such as battery storage and the incorporation of renewables, and the advancement of our employees through health, safety and professional growth initiatives.

SUSTAINABLE BUSINESS

We have a long history of sustainability initiatives and disclosures, beginning in 2009 when we completed our first reporting to the Climate Disclosure Project (now known as CDP). Since then, we have committed to promoting transparency and reporting on our ESG efforts. In addition, in 2019 and 2020, we created a direct link between our climate and financing strategies by adding a sustainability-linked pricing metric to our corporate credit facility and issuing a sustainability-linked bond (SLB). The SLB links attractive financing to the realization of the Company’s previously announced goals to achieve a 50% reduction of absolute greenhouse gas (GHG) emissions by 2025 from the current 2014 baseline, and net-zero GHG emissions by 2050.

OUR ESG JOURNEY

SUSTAINABLE CUSTOMERS

Our expertise brings customers closer to achieving their energy and sustainability goals through a range of retail renewable plans, tailored demand response programs, active energy management tools, and energy efficiency consulting and products.

NRG’s residential retail brands, including Reliant, Green Mountain Energy and NRG, offer zero-emission or low-emission retail rate plans along with carbon offsets and services via partner companies for rooftop solar installation and the purchase and charging of electric vehicles.

For our commercial and industrial customers, the Company acts as an intermediary between renewable power developers and electricity customers. Our Renewable Select retail product delivers renewable energy through a unique simple contract and no on-site infrastructure. In addition, in order to support large customers’ energy management as well as to enable grid stability in times of high demand, we provide energy load reduction through business demand response programs.

NRG’s strategy is not to become a developer, owner, or operator of large-scale renewable energy generation as a pathway to decarbonization but rather to be the conduit to help our customers become more sustainable. NRG leverages its market expertise to partner with developers to bring new, additional renewables to the grid through short and medium-term Power Purchase Agreements (PPAs). Through 2020, NRG had secured 1.8 gigawatts of renewable power through PPAs with third-party project developers and other counterparties and is actively working to contract additional PPAs. When the renewable power comes online, we will be able to make it available to residential, small business, and large commercial customers.

SUSTAINABLE WORKPLACE

OUR EMPLOYEES

Employees power the work of NRG. We provide comprehensive compensation and benefits to our colleagues, including employees represented by labor unions, as well as tools and resources to help them succeed and grow in their careers. We negotiate with labor unions in good faith and are proud of the cooperative relationships we have built together over the years.

SAFETY & WELL-BEING

The safety and well-being of our employees is of paramount importance to us. Responsibility for safety is instilled at every level of the Company. To further this culture, we have adopted a Safety-Over-Production policy, which empowers any of our colleagues to take actions that are necessary to comply with safety rules and requirements even if such actions result in reduced production at our facilities.

Given our strong focus on employee involvement, we continue to perform well in safety. We finished the year with an injury rate better than the top decile in the industry.

NRG also invests in the well-being of its employees. We provide programs that holistically support physical, emotional and financial wellness, allowing our colleagues the opportunity to take control of their well-being and focus on what matters most to them for a healthy, secure future.

During the COVID-19 pandemic, we have been providing additional services to support the needs of all employees, including back-up childcare, expanded access to tele-medicine (for both physical and mental health), and emotional support programs such as mindfulness. We have created an internal task force, known as Workplace 2021, that is evaluating how we redesign our office environment and work life through and after the pandemic. Among other things, Workplace 2021 is assessing hybrid workplace options to maximize productivity, attract and retain talent and enhance work-life balance.

DIVERSITY & INCLUSION

At NRG, we recognize that we must live our values in order to serve our customers and our communities. One of our core Power Values (as defined on page 49) includes seeking to create work environments where our colleagues are treated fairly and with respect and where each voice matters. We are building on that position by reshaping our hiring and promotions practices, continually improving our policies to be more inclusive and by doubling the number of our Business Resource Groups where employees can share and receive support from their colleagues. We strive to be a place of equitable access for employee growth that celebrates the individual while together championing our diversity.

In furtherance of our diversity and inclusion initiatives, during 2020 we:

•                      Completed our first gender and race pay equity study to ensure our employees are compensated for their contributions, not based on gender, race or other similar factors. The study showed equitable pay practices after accounting for education, experience, performance and location. We have committed to completing this study every three years.

•                      Conducted unconscious bias training for all employees, including all executives, with 100% completion rate and will continue to expand employee training around diversity and inclusion beginning in 2021.

•                      Evaluated job requirements and postings and, where appropriate, revised positions to eliminate requirements for a 4-year university degree and reworked our corporate policies to be more inclusive and gender-neutral.

•                      Engaged a 21-member cross-functional team spanning the enterprise, under the leadership of our President and CEO, to perform research and analysis to develop actionable recommendations that enhance diversity, equity and inclusion at NRG. Those recommendations were delivered to the CEO in December 2020 and are under review for implementation in 2021.

•                      Heard and felt the social justice call to action. In response, we issued a statement denouncing racial injustice, and we donated over $1 million to Powering Change, our initiative supporting non-profits working to combat racial inequities and injustice.

TALENT DEVELOPMENT

We deploy various talent development strategies and programs with the goal of ensuring a pipeline of leadership who can execute on the Company’s strategy and drive value for all stakeholders. The Board regularly engages with management on leadership development and succession planning, including providing feedback on development plans and bench strength for key senior leader positions. The Board also has a structured program that allows directors to interact directly with individuals deeper in the organization whom management, through a robust talent assessment program as well as mentoring relationships, has identified as high potential future leaders. We also have a performance management tool that emphasizes a continuous feedback loop to all of our employees, and a robust online training curriculum that covers topics such as leadership, communication, and productivity.

EMPLOYEE ENGAGEMENT

Continuously engaging in dialogue between leaders and employees is important to us. In 2020, management regularly asked our employees for feedback on their well-being as a result of the COVID-19 pandemic. In response to the feedback received, we instituted work-life initiatives like curb-side pickup of essential technology items from the office to allow employees to work more effectively at home, additional wellness programs, and enhanced COVID-19 safety protocols at plants and offices where essential employees continued to work. We continued our annual survey of employees around well-being, with a focus on understanding how employees feel about their physical, emotional, and financial well-being and intend to address matters as they arise.

TOTAL REWARDS

NRG seeks to provide the median target of compensation and benefits, as benchmarked against peers. To ensure incentives are properly aligned with business needs and that we can attract and retain qualified employees, the Compensation Committee actively reviews our total rewards programs, including benchmarking programs against peer groups, assessing the risks of the compensation program, and evaluating the design of the annual and long-term incentive plans. We offer full-time employees incentives designed to motivate and reward success. We continue to evaluate our offerings, taking into consideration the needs of our employees, to ensure they are competitive and best serve our employees. Every two years, we engage an independent, third party to benchmark our compensation and benefits programs against our peers and report the results to the Compensation Committee.

COMMUNITY AND PHILANTHROPY

PositiveNRG, NRG Energy’s philanthropic giving program, creates a workplace that empowers employees by supporting communities, causes and organizations that they elect to champion. The platform offers multiple touchpoints that allow for engagement with non-profit organizations and internal employee team building.

During 2020, in an effort to engage our employees while also meeting our philanthropic goals, we decided to reimagine our annual Company-wide volunteer week. With more than 90% of the NRG workforce in a 100% virtual environment, it was important to reinforce our Power Value (as defined on page 49) of collaboration and reignite employees’ feelings of joint purpose and connection. During “reimagined” positiveNRG Week, employees were placed in small groups and provided a series of light-hearted, physical, and mind-bending tasks, facilitating interaction and engagement with colleagues across the Company. We also conducted a socially distanced food drive and donated the money allocated to our annual volunteer week to 15 food banks across eight states.

We also committed $2 million in charitable contributions to fund relief efforts in connection with the COVID-19 pandemic, which included providing urgently needed safety equipment and funds to aid local communities and teachers.

SUSTAINABLE OPERATIONS

Since environmental responsibility is instilled at every level of the Company, we have adopted an Environment-Over-Production policy, which empowers any of our colleagues to take actions that are necessary to comply with environmental rules and requirements even if such actions result in reduced production at our facilities.

As part of our ongoing operations, NRG complies with numerous environmental requirements. In addition, we carefully measure and track compliance with environmental requirements and our own more stringent standards using Environmental Key Performance Indicators (EKPIs) so that we can improve continually. These measures are reported internally to management and our Board, and externally in our annual sustainability report. We have an exemplary record in continual improvement.

Our environmental performance metric counts environmental incidents such as reportable spills, permit deviations and receipt of Notices of Violation. Fewer incidents result in a lower score.

We integrate environmental considerations into strategic and operational decisions. We have demonstrated our commitment by reducing our impact on the environment in several areas. Our annual SOx and NOx air emissions have declined significantly over the last six years. In addition, we established industry leading GHG reduction goals in 2015 and became the first power company to earn a certified Science Based Target. In 2019, NRG announced the acceleration of its science-based GHG emissions reduction goals to align with prevailing climate science, limiting global warming in the post-industrial era to 1.5 degree Celsius. Under its new GHG emissions reduction timeline, NRG is targeting a 50% reduction by 2025, from its current 2014 baseline, and net-zero emissions by 2050. The Company is on track to meet its 2025 goal.

SUSTAINABLE SUPPLIERS

Our supply chain initiatives include evaluating risks and opportunities in our purchased goods and services, enhancing the ways we select suppliers, developing strong manufacturing standards and internal policies, and promoting environmental disclosure practices for those with whom we do business. The importance we place on supply chain transparency has also led us to pursue external collaboration with other companies in our sector like the Natural Gas Supply Collaborative (NGSC), a voluntary collaborative of natural gas purchasers that promotes safe and responsible practices for natural gas supply.

NRG has a robust Supplier Code of Conduct as well as a manufacturing standards policy. We require all contract manufacturers (including subcontractors) to adhere to our Social Responsibility Standards for Manufacturers Policy. Third-party audits are conducted regularly, and NRG reports the results of such third-party manufacturing audits to the Audit Committee.

STOCKHOLDER AND STAKEHOLDER ENGAGEMENT

We have a broad outreach program to discuss NRG’s long-term strategy and sustainability goals, as well as to review and seek feedback on our governance, sustainability, and compensation practices. During 2020, one or more members of management were involved in more than 50 virtual and telephonic meetings with investors representing more than 30% of shares outstanding.

We regularly engage with stockholders concerning our Board, governance, and executive compensation practices with the specific goal of seeking stockholder feedback. Our stockholder engagement is important to our Board’s decision-making process and has driven changes to our governance and compensation practices. We greatly value the views of our stockholders and look forward to continuing the dialogue.

In addition, we regularly engage with our stakeholders (including our stockholders) on ESG issues. We strive to provide recent, credible, and comparable data to ESG agencies while engaging investors and investor advocacy organizations on ESG issues. We believe that stakeholder engagement with stockholders, non-government organizations (NGOs), community and industry groups, and academia among others, helps us identify and pursue potential opportunities to decarbonize our business and better serve our customers. In support of this effort, NRG is a member of Ceres, a non-profit organization whose mission is to “mobilize investor and business leadership to build a thriving, sustainable, global economy.” With Ceres, NRG is able to set up a formal stakeholder advisory body, which may include key investors, customers, leading NGOs, policy groups, and energy experts. Additionally, NRG proactively engages with other leading companies and organizations to help advance standards, share best practices, activate stakeholders, and create action toward a sustainable economy.

NRG is also an active supporter of the climate-tech community through various initiatives highlighted below, to help identify technologies and partners that could further assist in the decarbonization of our business.

Finally, NRG participates in several multi-stakeholder group consortia working to scale various decarbonization pathways.

COMMUNICATION WITH DIRECTORS

Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

Proposals to be Voted On

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is comprised of 11 members, all of whom will stand for election at the Annual Meeting. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation, or removal. Each of the nominees for director named in this Proxy Statement have been recommended and nominated by the Governance and Nominating Committee.

The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees to the Board listed below. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each director includes the specific experience, qualifications, attributes, and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the director nominees has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment, and vision necessary to provide effective oversight of the Company.

E. Spencer Abraham Age: 68 Board Committees: Compensation (Chair) Nuclear Oversight

Secretary Abraham has been a director of NRG since December 2012. Previously, he served as a director of GenOn Energy, Inc. from January 2012 to December 2012. He is Chairman and Chief Executive Officer of The Abraham Group LLC, an international strategic consulting firm based in Washington, D.C. which he founded in 2005. Prior to that, Secretary Abraham served as Secretary of Energy under President George W. Bush from 2001 through January 2005 and was a U.S. Senator for the State of Michigan from 1995 to 2001. Secretary Abraham serves on the boards of the following public companies: PBF Energy, Two Harbors Investment Corp. and Uranium Energy Corp. Secretary Abraham previously served as the non-executive chairman of AREVA, Inc., the U.S. subsidiary of the French-owned nuclear company, and as a director of Occidental Petroleum Corporation, Deepwater Wind LLC, International Battery, Green Rock Energy, ICx Technologies, PetroTiger, Sindicatum Sustainable Resources and C3 IoT. He also previously served on the advisory board or committees of Midas Medici (Utilipoint), Millennium Private Equity, Sunovia and Wetherly Capital. Secretary Abraham joined Blank Rome Government Relations LLC as a Principal in May 2016.

Secretary Abraham’s nearly two decades at the highest levels of domestic and international policy and politics give him the experience necessary to provide a significant contribution to the Board. As a former U.S. Senator and former U.S. Secretary of Energy who directed key aspects of the country’s energy strategy, Secretary Abraham provides the Board unique insight into public policy and regulatory-related issues.

Antonio Carrillo Age: 54 Board Committees: Audit Compensation Nuclear Oversight

Mr. Carrillo has been a director of NRG since October 2019. Mr. Carrillo has served as Arcosa Inc.’s President and Chief Executive Officer since November 2018 and serves as a member of its Board of Directors. From April 2018 to November 2018, Mr. Carrillo served as Senior Vice President and Group President of Construction, Energy, Marine and Components of Trinity Industries, Inc. (Trinity). From 2012 to February 2018, Mr. Carrillo served as the Chief Executive Officer of Orbia Advance Corporation (formerly known as Mexichem S.A.B. de C.V.) (Orbia), a publicly-traded global specialty chemical company. Prior to joining Orbia, Mr. Carrillo spent 16 years at Trinity where he served as Senior Vice President and Group President of Trinity’s Energy Equipment Group and was responsible for Trinity’s Mexico operations. Mr. Carrillo previously served as a director of Trinity from 2014 until November 2018 and a director of Dr Pepper Snapple Group, Inc. from 2015 to 2018.

Mr. Carrillo’s executive management experience with industrial and infrastructure companies, balanced with service on a public company, customer-facing board brings not only complex management experience, but important and diverse customer perspectives.

Matthew Carter, Jr. Age: 60 Board Committees: Audit Governance and Nominating Nuclear Oversight

Mr. Carter has been a director of NRG since March 2018. Mr. Carter was appointed as the Chief Executive Officer of Aryaka Networks, Inc. in September 2018. Prior to this, Mr. Carter served as President and Chief Executive Officer and a director of Inteliquent, Inc., a publicly traded provider of voice telecommunications services, from June 2015 until February 2017 when Inteliquent, Inc. was acquired. He served as President of the Sprint Enterprise Solutions business unit of Sprint Corporation, a publicly traded telecommunications company, from September 2013 until January 2015 and, previous to that position, served as President, Sprint Global Wholesale & Emerging Solutions at Sprint Nextel Corporation. Mr. Carter also serves as a director of Jones Lang Lasalle Incorporated, a publicly traded investment management and professional services company, and is currently a member of the Audit Committee. He previously served as a director of USG Corporation from 2012 to 2018, Apollo Education Group, Inc. from 2012 to 2017 and Inteliquent, Inc. from June 2015 to February 2017 and has significant marketing, technology and international experience, including previous management oversight for all of Inteliquent, Inc.’s operations.

Mr. Carter’s experience as a chief executive officer brings valuable management expertise and significant operational, marketing and technology expertise to the Board.

Lawrence S. Coben Age: 62 Board Committees: Chairman of the Board Nuclear Oversight (Chair)

Dr. Coben has served as Chairman of the Board since February 2017, and has been a director of NRG since December 2003. Dr. Coben is also Executive Director of the Escala Initiative and a Consulting Scholar at the University of Pennsylvania Museum of Archaeology and Anthropology.  Previously, he was Chairman and Chief Executive Officer of Tremisis Energy Corporation LLC from 2003-2017. Dr. Coben was Chairman and Chief Executive Officer of both Tremisis Energy Acquisition Corporation II, a publicly held company, from July 2007 through March 2009 and of Tremisis Energy Acquisition Corporation from May 2004 to May 2006. From January 2001 to January 2004, he was a Senior Principal of Sunrise Capital Partners L.P., a private equity firm. From 1997 to January 2001, Dr. Coben was an independent consultant. From 1994 to 1996, Dr. Coben was Chief Executive Officer of Bolivian Power Company. Dr. Coben serves on the board of Freshpet, Inc. and served on the advisory board of Morgan Stanley Infrastructure II, L.P. from September 2014 through December 2016.

Dr. Coben’s experience as a chief executive officer and investor in the energy industry brings a valuable cross section of skills to the Board. Dr. Coben brings to the Board significant managerial, strategic, and financial expertise, particularly as it relates to Company financings, transactions and development initiatives.

Heather Cox Age: 50 Board Committees: Compensation Governance and Nominating Nuclear Oversight

Ms. Cox has been a director of NRG since March 2018. Ms. Cox became Chief Digital Health and Analytics Officer at Humana Inc. in August 2018. Previously, Ms. Cox was Executive Vice President, Chief Technology & Digital Officer of United Services Automobile Association, Inc. from October 2016 to March 2018. Ms. Cox served as Chief Executive Officer, Financial Technology Division and Head of Citi FinTech of Citigroup, Inc. from November 2015 to September 2016, and as Chief Client Experience, Digital and Marketing Officer, Global Consumer Bank of Citigroup, Inc. from April 2014 to November 2015. Prior to that, Ms. Cox served at Capital One Financial Corporation for six years, most recently as Executive Vice President, US Card Operations, Capital One from August 2011 to August 2014. Ms. Cox also served in various managerial and executive roles at E*Trade Bank for ten years.

Ms. Cox is able to provide the Board with significant insight based on her digital transformation, innovation, technology, operations and customer service experience.

Elisabeth B. Donohue Age: 55 Board Committees: Audit Finance and Risk Management Nuclear Oversight

Ms. Donohue has been a director of NRG since October 2020. Ms. Donohue retired in January 2020 from Publicis Groupe, the world’s third largest communications company, where she spent 32 years advising clients on consumer marketing efforts and business transformation. Her most recent role included serving as the chief executive officer of Publicis Spine, a data and technology start up launched by Publicis Groupe in October 2017. From April 2016 to October 2017, Ms. Donohue served as Global Brand President of the media communications agency Starcom Worldwide. From 2009 through 2016, Ms. Donohue served as chief executive officer of Starcom USA, where she drove Starcom’s digital offering and built the agency’s data and analytics practice. Ms. Donohue plays leadership roles on two non-profit boards. She is currently President of the Board of Trustees of Milton Academy based in Milton, Massachusetts and immediate past Board President of She Runs It based in New York City. She is also a director of Synacor, Inc., where she serves as the chair of the compensation committee and as a member of the audit committee. Ms. Donohue graduated from Brown University with a B.A. in both Organizational Behavior & Management and Business Economics.

Ms. Donohue’s customer and digital-focused experiences bring valuable diversity of thought and expertise to the Board as the Company advances its transformation by moving closer to the customer.

Mauricio Gutierrez Age: 50 Board Committees: Nuclear Oversight

Mr. Gutierrez has served as President and CEO of NRG since December 2015 and as a director of NRG since January 2016. Prior to December 2015, Mr. Gutierrez was the Executive Vice President and Chief Operating Officer of NRG from July 2010 to December 2015. Mr. Gutierrez also served as the Interim President and Chief Executive Officer of Clearway Energy, Inc. (Clearway) (formerly NRG Yield, Inc.) from December 2015 to May 2016 and Executive Vice President and Chief Operating Officer of Clearway from December 2012 to December 2015. Mr. Gutierrez also served on the board of Clearway through August 2018. Mr. Gutierrez has been with NRG since August 2004 and served in multiple executive positions within NRG including Executive Vice President — Commercial Operations from January 2009 to July 2010 and Senior Vice President — Commercial Operations from March 2008 to January 2009. Prior to joining NRG in August 2004, Mr. Gutierrez held various commercial positions within Dynegy, Inc.

Mr. Gutierrez’s knowledge of the Company’s assets, operations and businesses bring important experience and skills to our Board. As President and CEO of the Company, Mr. Gutierrez also provides our Board with management’s perspective regarding the Company’s day-to-day operations and overall strategic plan. His extensive energy industry and leadership experience enables Mr. Gutierrez to provide essential guidance to our Board.

Paul W. Hobby Age: 60 Board Committees: Finance and Risk Management (Chair) Nuclear Oversight

Mr. Hobby has been a director of NRG since March 2006. Mr. Hobby is the Managing Partner of Genesis Park, L.P., a Houston-based private equity business specializing in technology and communications investments which he founded in 1999. Mr. Hobby routinely provides management and governance services to Genesis Park portfolio companies. He is also the Chief Executive Officer and serves on the Board of Directors of Genesis Park Acquisition Corp. since November 2020. He previously served as the Chief Executive Officer of Alpheus Communications, Inc., a Texas wholesale telecommunications provider from 2004 to 2011, and as Former Chairman of CapRock Services Corp., the largest provider of satellite services to the global energy business from 2002 to 2006. From November 1992 until January 2001, he served as Chairman and Chief Executive Officer of Hobby Media Services and was Chairman of Columbine JDS Systems, Inc. from 1995 until 1997. Mr. Hobby is former Chairman of the Houston Branch of the Federal Reserve Bank of Dallas and the Greater Houston Partnership and is former Chairman of the Texas Ethics Commission. He was an Assistant U.S. Attorney for the Southern District of Texas from 1989 to 1992, Chief of Staff to the Lieutenant Governor of Texas, Bob Bullock and an Associate at Fulbright & Jaworski from 1986 to 1989. Mr. Hobby has been a director of Flotek Industries, Inc. since March 2019 and is a member of the Governance and Nominating and Compensation Committees.

Mr. Hobby brings historical and present context to the Company’s ongoing business endeavors in the Texas region. The Board values his entrepreneurial, financial and mergers and acquisitions (M&A) expertise in evaluating the Company’s growth initiatives, as well as his involvement in the Houston and greater Texas community, which is the Company’s principal market.

Alexandra Pruner Age: 59 Board Committees: Finance and Risk Management Governance and Nominating Nuclear Oversight

Ms. Pruner has been a director of NRG since October 2019. Ms. Pruner has served as a Senior Advisor of Perella Weinberg Partners and its energy division, Tudor, Pickering, Holt & Co., since December 2018. She previously served as Partner and Chief Financial Officer of Perella Weinberg Partners from December 2016 through November 2018. She served as Chief Financial Officer and a member of the Management Committee at Tudor, Pickering, Holt & Co. from the firm’s founding in 2007 until its combination with Perella Weinberg Partners in 2016. Ms. Pruner serves on the Board of Directors and as a member of the audit committees of Plains All American Pipeline, L.P. and its general partner PAA GP Holdings LLC, and on the Board of Directors of Encino Acquisition Partners, a privately held company backed by CCPIB. She previously served on the Anadarko Petroleum Corporation Board until its merger with Occidental Petroleum. She is the founder and a Board member of Women’s Global Leadership Conference in Energy & Technology, is an Emeritus Director of the Amegy Bank Development Board and is the Chair of Brown University’s President’s Advisory Council on the Economics Department. Ms. Pruner is on the Board of the Houston Zoo and serves on the Houston advisory Board of The Nature Conservancy, among other volunteer efforts.

Ms. Pruner brings extensive financial and industry experience and expertise to the Board, which is valuable to the review of the Company’s financings, transactions, and overall financial oversight. In addition, the Board also values Ms. Pruner’s involvement in the Houston and greater Texas community, which is the Company’s principal market.

Anne C. Schaumburg Age: 71 Board Committees: Audit (Chair) Compensation Nuclear Oversight

Ms. Schaumburg has been a director of NRG since April 2005. From 1984 until her retirement in January 2002, she was a Managing Director of Credit Suisse First Boston and a senior banker in the Global Energy Group. Ms. Schaumburg has worked in the Investment Banking industry for 28 years specializing in the power sector. She ran Credit Suisse’s Power Group from 1994 – 1999, prior to its consolidation with Natural Resources and Project Finance, where she was responsible for assisting clients on advisory and finance assignments. Her transaction expertise, across the spectrum of utility and unregulated power, includes mergers and acquisitions, debt and equity capital market financings, project finance and leasing, utility disaggregation and privatizations. Ms. Schaumburg has been a director of Brookfield Infrastructure Partners since 2008 and Chair of the Board since 2019 and is a member of the Audit Committee.

Ms. Schaumburg brings extensive financial and M&A experience and expertise to the Board which is valuable to the review of the Company’s financings, transactions, and overall financial oversight. In addition, Ms. Schaumburg is able to provide the Board with essential insight into the financial services industry and how investors may view the company.

Thomas H. Weidemeyer Age: 73 Board Committees: Governance and Nominating (Chair) Finance and Risk Management Nuclear Oversight

Mr. Weidemeyer has been a director of NRG since December 2003. Until his retirement in December 2003, Mr. Weidemeyer served as Director, Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., the world’s largest transportation company and President of UPS Airlines. Mr. Weidemeyer became Manager of the Americas International Operation in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, Mr. Weidemeyer became Vice President and Airline Manager of UPS Airlines and, in 1994, was elected its President and Chief Operating Officer. Mr. Weidemeyer became Senior Vice President and a member of the Management Committee of United Parcel Service, Inc. that same year, and he became Chief Operating Officer of United Parcel Service, Inc. in January 2001. Mr. Weidemeyer also serves as a director of The Goodyear Tire & Rubber Co. and Waste Management, Inc., and serves on the Audit Committees of both companies.

Mr. Weidemeyer’s executive management experience with a logistics company involving extensive supply chain management brings not only financial and accounting experience, but important skills highly valued both by the Company itself and by its Board of Directors. In addition, Mr. Weidemeyer’s service on other boards gives him a direct insight into best practices that is valuable to our Board.

The Board recommends a vote “FOR” the election to the
Board of each of the foregoing nominees.
Proxies received by the Board will be voted “FOR” each of the nominees unless a contrary vote is specified.

DIRECTOR COMPENSATION

The total annual compensation received by our directors for their service as Board members and Chairs of the Committees of the Board, if applicable, is described in the chart below.

Compensation Element	Compensation Amount ($)
Annual Cash Retainer	100,000
Annual Equity Retainer	167,000
Annual Chairperson Retainer	200,000
Audit Committee Chair Retainer	35,000
Other Committee Chair Retainer	20,000
Employee Directors	No compensation

A non-employee director who is newly appointed to the Board, other than in connection with an annual meeting of stockholders, receives the Annual Equity Retainer and a pro rata portion of the Annual Cash Retainer upon appointment.

With respect to Chairperson and Committee Chair Retainers, fifty percent (50%) is received in the form of cash and fifty percent (50%) is received in the form of Deferred Stock Units (DSUs). Directors may however elect to receive the cash portion of their annual compensation as DSUs. Each DSU is equivalent in value to one share of NRG’s common stock and represents the right to receive one such share of common stock payable at the time elected by the director or immediately if no such election is made, or in the event the director does not make an election with respect to payment in a particular year, in accordance with his or her prior deferral election. In the event that a director’s service with the Company is terminated for any reason, other than cause, DSU awards are payable in accordance with such director’s deferral election. If a director’s service with the Company is terminated for cause, the award is forfeited. In connection with the grants of the DSUs, each non-employee director also receives dividend equivalent rights (DERs) which become exercisable proportionately with the DSUs to which they relate. There were no changes to the director compensation program for 2020.

DIRECTOR COMPENSATION FISCAL YEAR ENDED DECEMBER 31, 2020

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
E. Spencer Abraham	110,000	220,545	330,545
Antonio Carrillo	100,000	172,184	272,184
Matthew Carter, Jr.	100,000	186,869	286,869
Lawrence S. Coben	200,000	325,260	525,260
Heather Cox	100,000	175,787	275,787
Terry G. Dallas(2)	-	25,707	25,707
Elisabeth B. Donohue(3)	65,479	168,615	234,094
Paul W. Hobby	110,000	177,021	287,021
Alexandra Pruner	100,000	174,973	274,973
Anne C. Schaumburg	117,500	221,486	338,986
Thomas H. Weidemeyer	110,000	177,021	287,021
(1)

Reflects the grant date fair value of DSUs awarded in 2020 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation-Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for fiscal year 2020. The grant date fair value was based on the closing price of the Company’s common stock, as reported on NYSE, on the date of the grant, which was $36.09 per share of common stock on June 1, 2020. Also includes the grant date fair value of DERs payable in connection with DSUs paid to directors during the fiscal year ended December 31, 2020.

(2)	Effective April 30, 2020, Mr. Dallas retired as a director.
(3)

On October 5, 2020, Ms. Donohue was elected to the Board. She received a pro rata portion of the Annual Cash Retainer upon her appointment in the amount of $65,479. Ms. Donohue received her Annual Equity Retainer, the grant date fair value of which was based on the closing price of the Company’s common stock, as reported on the NYSE on the date of grant, which was $31.27 per share of common stock on October 5, 2020.

The following table sets forth the aggregate number of stock awards (DSUs, restricted stock units (RSUs) and DERs) and option awards (non-qualified stock options (NQSOs)) held by each of the non-employee directors as of December 31, 2020.

Name	Stock Awards	Option Awards
E. Spencer Abraham	49,705	-
Antonio Carrillo	4,397	-
Matthew Carter, Jr.	19,250	-
Lawrence S. Coben	113,134	-
Heather Cox(1)	9,804	-
Terry G. Dallas(2)	27,779	-
Elisabeth B. Donohue	5,391	-
Paul W. Hobby(3)	-	-
Alexandra Pruner	9,110	-
Anne C. Schaumburg	69,000	-
Thomas H. Weidemeyer	34,876	-

All DSUs held by the directors are payable upon termination of service as a Board member, other than the DSUs held by the following directors:
(1)	Ms. Cox holds 4,906 DSUs and 185 DERs which are payable on May 31, 2024.
(2)

Mr. Dallas holds 24,783 DSUs and 2,996 DERs, of which 6,196 DSUs and 749 DERs are payable on January 15, 2021, 6,196 DSUs and 749 DERs are payable on January 15, 2022, 6,196 DSUs and 749 DERs are payable on January 15, 2023 and 6,195 DSUs and 749 DERs are payable on January 15, 2024.

(3)	Mr. Hobby elected to convert his DSUs to shares of NRG common stock immediately on the date of grant.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Directors are required to retain all stock received as compensation for the duration of their service on the Board, although they may sell shares as necessary to cover tax liability associated with the conversion of DSUs to common stock. Exceptions to these requirements may be made by the Board under special circumstances. No exceptions to such requirements were made for 2020.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NRG’S EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act, the stockholders of the Company are entitled to vote at this year’s Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (Regulation S-K) of the rules and regulations under the Securities Act of 1933, as amended (Securities Act). Currently, this vote is conducted every year. The next vote will occur at the 2022 Annual Meeting of Stockholders.

As described more fully in the CD&A beginning on page 45, the Company’s executive compensation program is designed to attract, retain and reward top executive talent. The intent of the Company’s compensation program is to reward the achievement of the Company’s annual goals and objectives while supporting the Company’s long-term business strategy.

This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to express their views on the Company’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The say on pay vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the stockholders and to the extent there is a significant number of votes against the named executive officer compensation as disclosed in this Proxy Statement, stockholders’ concerns will be considered, and the Board and the Compensation Committee will evaluate actions necessary to address those concerns.

The Board recommends a vote “FOR” the approval of the Company’s executive compensation as disclosed in this Proxy Statement. Proxies received by the Board will be voted “FOR” the approval of the Company’s named executive officer compensation unless a contrary vote is specified.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2021 FISCAL YEAR

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. To execute this responsibility, the Audit Committee engages in a thorough annual evaluation of (i) the independent registered public accounting firm’s qualifications, performance and independence, (ii) whether the independent registered public accounting firm should be rotated, and (iii) the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee appointed the firm of KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the 2021 fiscal year at a meeting held in February. KPMG LLP has been retained as the Company’s independent registered public accounting firm continuously since May 2004. In accordance with SEC rules and KPMG LLP policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to the Company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee is involved in the selection of KPMG LLP’s lead audit partner.

The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm for the 2021 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

The Board recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.
Proxies received by the Board will be voted “FOR” ratification unless a contrary vote is specified.

Executive Officers

Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The required information by this section is incorporated by reference to the similarly named section of NRG’s Annual Report on Form 10-K.

Stock Ownership of Directors, Names Executive Officers and Certain Beneficial Owners

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning beneficial ownership of the Company’s common stock as of March 1, 2021, for: (a) each director and the nominees for director; (b) named executive officers (NEOs); and (c) all current directors and executive officers as a group. The percentage of beneficial ownership is based on 244,687,907 shares of common stock outstanding as of March 1, 2021. The percentage of beneficial ownership also includes any shares that such person has the right to acquire within 60 days of March 1, 2021. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares set forth in the following table.

Except as noted below, the address of the beneficial owners is NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540.

Directors and Executive Officers	Common Stock(1)	Percent of Class (%)
Mauricio Gutierrez	890,232	*(2)
Kirkland Andrews	263,415	*(3)
Elizabeth Killinger	107,716	*(4)
Christopher Moser	120,073	*(5)
Robert Gaudette	58,419	*(6)
Lawrence S. Coben	116,034	*(7)
E. Spencer Abraham	56,767	*(8)
Antonio Carrillo	9,055	*(9)
Matthew Carter, Jr.	19,396	*(10)
Heather Cox	18,978	*(11)
Elisabeth B. Donohue	5,431	*(12)
Paul W. Hobby	76,400	*
Alexandra Pruner	9,199	*(13)
Anne C. Schaumburg	79,647	*(14)
Thomas H. Weidemeyer	78,903	*(15)
All Directors and Executive Officers as a group (18 people)	2,037,699	*(16)
* Less than one percent of outstanding common stock.

(1)

The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days through the exercise of stock options or similar rights.

(2)

Excludes 98,276 RSUs, 241,535 relative performance stock units (RPSUs) and 10,644 DERs. DERs become exercisable proportionately with the RSUs or RPSUs to which they relate. Each DER is the right to receive one share of NRG common stock and becomes exercisable proportionately with the RSUs or RPSUs to which they relate. Each RSU represents the right to receive one share of NRG common stock upon vesting. Each RPSU represents the potential to receive common stock based upon NRG achieving a certain level of total shareholder return relative to NRG’s peer group over a three-year performance period.

(3)

Mr. Andrews resigned as Executive Vice President and Chief Financial Officer effective February 4, 2021 and remained with the Company in an advisory role until February 19, 2021. All outstanding equity awards vesting after February 19, 2021 were forfeited in connection with his resignation.

(4)	Excludes 19,481 RSUs, 47,875 RPSUs and 2,109 DERs.
(5)	Excludes 19,481 RSUs, 47,875 RPSUs and 2,109 DERs.
(6)	Excludes 11,198 RSUs, 27,399 RPSUs and 1,199 DERs.
(7)	Includes 108,890 DSUs and 4,761 DERs, payable in the event Dr. Coben ceases to be a member of the Board.
(8)	Includes 46,539 DSUs and 3,547 DERs, payable in the event Secretary Abraham ceases to be a member of the Board.
(9)	Includes 4,241 DSUs and 188 DERs, payable in the event Mr. Carrillo ceases to be a member of the Board.
(10)	Includes 18,603 DSUs and 793 DERs, payable in the event Mr. Carter ceases to be a member of the Board.
(11)	Includes 9,534 DSUs and 344 DERs, payable in the event Ms. Cox ceases to be a member of the Board.
(12)	Includes 5,341 DSUs and 90 DERs, payable in the event Ms. Donohue ceases to be a member of the Board.
(13)	Includes 8,869 DSUs and 310 DERs, payable in the event Ms. Pruner ceases to be a member of the Board.
(14)	Includes 66,101 DSUs and 3,215 DERs, payable in the event Ms. Schaumburg ceases to be a member of the Board.
(15)	Includes 34,876 DSUs, payable in the event Mr. Weidemeyer ceases to be a member of the Board.
(16)	Consists of the total holdings of directors, named executive officers, and all other executive officers as a group.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information for each person known to the Company to own more than five percent of the Company’s common stock, as of the date of their most recent Schedule 13D or Schedule 13G filing, as applicable, with the SEC. Percentage of beneficial ownership is based on 244,687,907 shares of common stock outstanding as of March 1, 2021. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table.

Principal Stockholder	Common Stock	Percent of Class (%)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	29,148,906	11.91(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	17,173,231	7.01(2)
Putnam Investments, LLC 100 Federal Street Boston, Massachusetts 02110	13,370,837	5.46(3)
(1)

Based upon information set forth in the Schedule 13G filed on February 10, 2021 by The Vanguard Group, Inc. (Vanguard), Vanguard has sole dispositive power over 28,099,167 shares. Vanguard has shared voting power over 398,432 shares and shared dispositive power over 1,049,739 shares.

(2)

Based upon information set forth in the Schedule 13G filed on January 29, 2021 by Blackrock, Inc., Blackrock, Inc. has sole voting power over 15,436,290 shares and sole dispositive power over 17,173,231 shares.

(3)

Based upon information set forth in the Schedule 13G filed on February 16, 2021 by Putnam Investments, LLC (PI), PI has sole voting power over 2,941,938 shares and sole dispositive power over 13,370,837 shares. PI wholly owns two registered investment advisers: Putnam Investment Management, LLC (PIM), which is the investment adviser to the Putnam family of mutual funds as well as other mutual fund clients, and the Putnam Advisory Company, LLC (PAC), which is the investment adviser to Putnam’s institutional clients. Both subsidiaries have dispositive power over the shares as investment managers. In the case of shares held by the Putnam mutual funds managed by PIM, the mutual funds, through their boards of trustees, have voting power. Unless otherwise indicated, PAC has sole voting power over the shares held by its institutional clients. PIM has sole voting power over 378,181 shares and sole dispositive power over 10,807,080 shares. PAC has sole voting power over 2,563,757 shares and sole dispositive power over 2,563,757 shares.

Certain Relationships and Related Person Transactions

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Board has adopted written policies and procedures to address potential or actual conflicts of interest and the appearance that decisions are based on considerations other than the best interests of NRG that may arise in connection with transactions with certain persons or entities (Related Person Policy). The Related Person Policy operates in conjunction with our Code of Conduct and is applicable to all “Related Person Transactions,” which are all transactions, arrangements or relationships in which:

•                 the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•                 the Company is a participant; and

•                 any Related Person (as that term is defined below) has or will have a direct or indirect interest.

A “Related Person” is:

•                 any person who is, or at any time during the applicable period was, a director of the Company or a nominee for director or an executive officer;

•                 any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding common stock;

•                 any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of common stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer or more than 5% beneficial owner of common stock; and

•                 any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

A Related Person Transaction is subject to review and approval or ratification by the Governance and Nominating Committee. If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Governance and Nominating Committee. As part of its review of each Related Person Transaction, the Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. This Related Person Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Governance and Nominating Committee and do not require separate approval or ratification.

Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Governance and Nominating Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Governance and Nominating Committee’s guidelines. The Governance and Nominating Committee’s activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock (Reporting Persons) to file with the SEC reports on Forms 3, 4, and 5 concerning their ownership of and transactions in our common stock and other equity securities, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executive officers by monitoring transactions and completing and filing reports on their behalf.

Based solely upon a review of SEC filings, all Reporting Persons complied with these reporting requirements during 2020, except for one late Form 4 relating to the exercise and sale of employee stock options by Ms. Killinger that was transacted on December 31, 2020, which report was due on January 5, 2021 but filed with the SEC on January 6, 2021.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The objectives of our executive compensation program are to align executive pay with stockholder value and to motivate executives to achieve our corporate goals. This CD&A describes the elements, implementation, and 2020 results of our executive compensation program.

At our 2020 Annual Meeting of Stockholders, we received over 95% support for our say on pay proposal. As a result, we believe that our stockholders understand that our pay practices demonstrate our commitment to pay for performance and that our compensation program, policies, and practices are aligned with the performance of the Company. In 2020, we produced the following results in line with our business strategy:

•                 Delivered on our financial and operational objectives.

•                 Successfully completed our three-year transformation plan.

•                 Perfected and grew our integrated platform and advanced our customer-centric strategy through the acquisition of Direct Energy which closed in January 2021.

•                 Executed on our disciplined capital allocation plan, increasing our dividend from $0.12 per share to $1.20 per share on an annual basis, completing $228 million of share repurchases and achieved our targeted Corporate Debt to Corporate EBITDA Ratio.

In addition, we also scaled our digital transformation through the creation of a specific data analytics team, all while creating a company culture that promotes and fulfills our Power Values, which include (among others):

•                 Customer Focus. Aligning our compensation framework with our values of customer service with the implementation of a customer focus index, which coordinates the success of our employees with our mission to support customers, as performance metric.

•                 Safety and Well-Being. Achieving top decile safety performance, while also expanding our sustainable workplace initiatives.

•                 Diversity and Inclusion. Promoting and advancing our diversity and inclusion initiatives to facilitate a range of perspectives and a culture of understanding.

Consistent with the objectives of our compensation program, the accomplishment of our corporate goals, the promotion and fulfillment of our Power Values, and the market performance of our common stock over a three-year performance period directly impacted our compensation decisions and pay outcomes for 2020 under our annual incentive plan (AIP) and our long-term incentive plan (LTIP) as described in more detail in the section of this CD&A entitled “Annual Incentive Compensation” and “Long-Term Incentive Compensation,” respectively.

Beginning in 2020, each NEO’s performance is assessed with an additional AIP metric, the

Customer Focus Index, which measures customer satisfaction for our products or services and customer loyalty to our brands.

In order to align our core value of customer service through optimization of customer satisfaction, the Compensation Committee determined that it was vital to tie compensation to a customer-centric metric. In 2020, the Compensation Committee added a new performance metric against which the performance of each Company employee is evaluated and measured, referred to as the Customer Focus Index. Accordingly, through the emergence of the Customer Focus Index, the Compensation Committee implemented a net promoter score, which uses industry standard customer survey data to measure the willingness of customers to recommend our products or services to others. This new metric aligns compensation with the satisfaction of our customers.

Due to the increase in Total Stockholder Return (TSR) of approximately 28%, as calculated in accordance with the terms of the outstanding Relative Performance

Stock Unit (RPSU) awards during the performance period, our NEOs received payouts at 126% of target upon the vesting of their 2018 RPSU awards.

Our compensation program ties a significant portion of our NEOs’ overall compensation to the achievement of increases in TSR through our long-term compensation program.  NEOs receive two-thirds of their equity awards in RPSUs. The quantity of shares received by NEOs upon the vesting of an RPSU award is a function of the Company’s TSR performance, as calculated in accordance with the terms of the outstanding RPSU awards during the performance period, ranked against the Performance Peer Group (as defined in “Elements of Compensation – Relative Performance Stock Units”). The Compensation Committee evaluated this comparator group for an appropriate mix of industry-specific and market-influenced constituents when determining awards. In addition, RPSU awards granted since 2018 were updated to limit the maximum award value that an NEO may receive to six times the fair market value of the target award, determined as of the date of grant.  As a result of the 28% increase in TSR (as calculated in accordance with the terms of the outstanding RPSU) over the three-year performance period ended January 2, 2021 (based on a common stock price as of December 31, 2020), RPSU awards vesting as of January 2, 2021 vested at 126% of target.  Such TSR measure was at the 60th percentile amongst our Performance Peer Group.

Based on the achievement of our AIP performance metrics during 2020, our NEOs received annual incentive payments at levels greater than target.

Our Adjusted EBITDA and Adjusted Free Cash Flow achievements were above target at approximately 117% and 133%, respectively; our Corporate Debt to Corporate EBITDA Ratio exceeded the maximum resulting in achievement of that metric at 200%; and the Company’s performance under the new Customer Focus Index was at 124%. Based on these achievements and the weighting approved by our Compensation Committee, the Company achieved performance of 139% of target and our NEOs received AIP awards commensurate with this performance for 2020.

Our NEOs received base salary increases for 2020, consistent with industry trends and in order to remain competitive in the market.

In 2020, the Compensation Committee increased the base salaries of all NEOs by three percent (3%).  The Compensation Committee believes that the increases to the base salaries were consistent with the industry trend and important to maintain market competitiveness.

KEY GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Our compensation program, policies and practices incorporate several key governance features, adhering to the compensation best practices described in the table below.

✓ What We Do:

✓           Pay for performance, including:

o                deliver a majority of long-term incentive compensation using performance-based equity

o                require above-median performance for vesting of long-term incentive compensation awards at target and

o                use quantitative metrics to determine the funding of our annual incentive compensation awards

✓ Target our peer group median for total direct compensation
✓ Require a double trigger for the payment of cash severance and the vesting of equity upon a change-in-control
✓ Include clawback policies in our compensation plans
✓ Maintain robust stock ownership guidelines for our NEOs
✓ Provide market-level retirement benefits and limited perquisites
✓ Denominate and settle all long-term incentive awards in equity
✓ Engage an independent compensation consultant to advise us on matters surrounding our compensation plans
✓ Prevent undue risk taking in our compensation practices (e.g., engage in robust risk monitoring, cap payments made under our annual incentive plan and performance equity program)
✓ Engage in a comprehensive performance evaluation process for all NEOs.
✓ Hold an annual say-on-pay vote
✓ Conduct a gender and race pay equity survey every three years

✓ What We Do:
✗ No excise tax gross-ups upon a change-in-control and no tax gross-ups on perquisites or benefits
✗ No pledging or hedging of the Company’s stock by NEOs or directors
✗ No employment agreements for executive officers with the exception of our CEO
✗ No guaranteed bonus payments for our NEOs
✗ No guaranteed salary increases for NEOs
✗ No supplemental executive retirement plans
✗ No grants below 100% of fair market value
✗ No loans to executives for purchases of Company securities on margin
✗ No excessive perquisites

EXECUTIVE COMPENSATION PROGRAM

2020 NAMED EXECUTIVE OFFICERS

This CD&A describes our executive compensation program for our NEOs in 2020. For 2020, the NEOs were:

NEO	2020 Title
Mauricio Gutierrez	President and Chief Executive Officer
Kirkland Andrews(1)	Executive Vice President and Chief Financial Officer
Elizabeth Killinger	Executive Vice President, Retail
Christopher Moser	Executive Vice President, Operations
Robert Gaudette	Senior Vice President, Business Solutions
(1)

Mr. Andrews resigned as Executive Vice President and Chief Financial Officer effective February 4, 2021 and remained with the Company in an advisory role until February 19, 2021. Effective February 4, 2021, Gaetan Frotte was appointed to serve as Interim Chief Financial Officer.

GOALS AND OBJECTIVES OF THE PROGRAM

Our Compensation Committee designs and implements an executive compensation program that:

•                 closely aligns our executive compensation with stockholder value creation, avoiding plans that encourage executives to take excessive risk, while driving long-term value to stockholders;

•                 supports the Company’s long-term business strategy, while rewarding our executive team for their individual accomplishments;

•                 allows us to recruit and retain a top-tier executive team in a competitive industry and to motivate our executive team to achieve superior performance for a sustained period;

•                 provides a competitive compensation opportunity while adhering to market standards for compensation; and

•                 complements and advances NRG’s power values, which are an integral part of our company culture and include safety and well-being, customer-focus, collaboration, accountability and diversity and inclusion (Power Values).

The Compensation Committee is responsible for the development and implementation of NRG’s executive compensation program. The intent of our executive compensation program is to reward the achievement of NRG’s annual goals and objectives and the creation of long-term value.

The Compensation Committee is committed to aligning executives’ compensation with performance. The Compensation Committee’s objectives are achieved through the use of both short-term and long-term incentives. The Company currently targets pay at the median of our Compensation Peer Group, as described below. In addition, through the AIP, the NEOs are rewarded for achieving annual corporate and individual goals. Our long-term incentive compensation program is designed to reward our NEOs for long-term TSR outperformance.

THE COMPENSATION PROCESS

COMPENSATION CONSULTANT

Pursuant to its charter, the Compensation Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support, and expertise to assist the Compensation Committee in overseeing and reviewing our overall executive compensation strategy, structure, policies and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees.

Pay Governance, the Compensation Committee’s independent compensation consultant since fiscal year 2015, assisted with executive and director pay assessments and worked with the Compensation Committee to review the design of the executive compensation program for 2020.

Pay Governance reported directly to the Compensation Committee and provided no other remunerated services to the Company. Pay Governance does not provide services for any of our affiliates. In accordance with SEC rules and requirements, the Company has affirmatively determined that no conflicts of interest exist between the Company and Pay Governance (or any individuals working on the Company’s account on behalf of Pay Governance).

COMPENSATION PEER GROUP ANALYSIS

The Compensation Committee, with support from its advisors, identifies the best possible comparator group within relevant industries. The Compensation Committee performed a review of potential peer companies, considering factors such as industry, scope of operations, market value and relevance from a talent competition standpoint. In addition, a peer of peer analysis was conducted to confirm the appropriateness of potential peer companies and to assess companies that NRG’s peers use in their own peer groups. The Compensation Committee then considered the overall reasonableness of the list of potential peer companies as a whole.

The Compensation Committee aims to compare our executive compensation program to a consistent compensation peer group year-to-year.  Given the dynamic nature of our industry and the companies that comprise it, we annually examine the list for opportunities for improvement. While a number of potential new peer companies were considered, there were no changes to the peer group for 2020. The Compensation Peer Group for 2020 is identified below:

Company	NYSE Ticker	Company	NYSE Ticker
The AES Corporation	AES	Public Service Enterprise Group	PEG
Calpine Corporation	—(1)	UGI Corporation	UGI
Exelon Corporation	EXC	Vistra Energy Corp.	VST
Centrica plc	CNA (2)(3)
(1)	Calpine Corporation was not an NYSE listed company in 2020; however, compensation information for comparative purposes continued to be available.
(2) (3)	Listed on the London Stock Exchange. As a result of NRG’s acquisition of Direct Energy from Centrica on January 5, 2021, Centrica will be removed from the Company’s Peer Group for 2021.

We use the median percentile of our Compensation Peer Group as a guidepost in establishing the targeted total direct compensation (base salary, annual cash incentive and equity) levels for our NEOs. We expect that, over time, targeted total direct compensation of our NEOs will continue to land near the median of our Compensation Peer Group, with actual pay in a given year increasing or decreasing based on the achievement of defined performance-based compensation metrics.

ELEMENTS OF COMPENSATION

Our Compensation Committee considers a variety of components in its evaluation of compensation packages. While a portion of our compensation is fixed, a significant percentage is risk-based and payable and/or realizable only if certain milestones or objectives are met. The following charts illustrate the target percentage of annual fixed compensation, time-based compensation, and performance-based compensation payable to our CEO, CFO and other NEOs on an average basis.

Performance-Based (AIP Awards & RPSUs)	Time-Based (RSUs)	Fixed (Base Salary)

BASE SALARY

Base salary compensates NEOs for their level of experience and the responsibilities of their individual position and for the continued expectation of superior performance. Recommendations on increases to base salary take into account, among other factors, prevailing market data for the position as provided by Pay Governance, the NEO’s individual performance, the general contributions of the NEO to overall corporate performance, and the level of responsibility of the NEO with respect to his or her specific position.  In 2020, consistent with the industry trend and in order to maintain market competitiveness as well as based on a recommendation of the CEO for all NEOs except for himself, the Compensation Committee approved modest increases to base salaries for all NEOs of 3%, except for the CEO, which was approved by the Board based on the recommendation of the Compensation Committee.

For 2020, the base salary for each NEO was as follows:

Named Executive Officer	2020 Annualized Base Salary ($)(1)	Percentage increase over 2019 (%)(2)
Mauricio Gutierrez	1,339,000	3.00
Kirkland Andrews	711,403	3.00
Elizabeth Killinger	563,976	3.00
Christopher Moser	563,976	3.00
Robert Gaudette	525,572	3.00
(1) (2)	Actual salary earned in 2020 is set forth in the Summary Compensation Table below. As compared to the December 31, 2019 annualized base salary.

ANNUAL INCENTIVE COMPENSATION

OVERVIEW

Annual incentive compensation awards (AIP awards) are made under our AIP. AIP awards are short-term compensation designed to compensate NEOs for meeting annual individual and Company financial, customer, and non-financial goals. The annual incentive compensation opportunity is defined as a percentage of each NEO’s annual base salary. AIP awards are subject to certain requirements, including a threshold Adjusted Free Cash Flow performance metric (AIP Gate). For 2020, the AIP Gate was $1,026 million, a level the Compensation Committee believes was appropriate for a minimally acceptable level of financial performance. If the AIP Gate is not achieved, no AIP awards are paid, regardless of performance in any other metrics.

At the beginning of 2020, the Compensation Committee set the following quantitative financial and customer performance metric levels:

Performance Metric ($ in millions)	Threshold	Target	Maximum
Adjusted Free Cash Flow	$1,026	$1,400	$1,749
Adjusted EBITDA	$1,415	$2,023	$2,226
Corporate Debt to Corporate EBITDA Ratio	2.75x	2.625x	2.5x
Customer Focus Index	50%	100%	150%

In addition, each NEO is evaluated on his or her achievement of individual performance criteria that align with Company goals. These criteria are established at the beginning of each fiscal year and include measures that NRG values in the leadership of the business. During 2020, such measures included delivering on our financial and operational commitments, including the completion of our three-year transformation plan, executing on our disciplined capital allocation program, perfecting and growing our integrated platform, scaling our digital transformation, and creating a company culture that promotes and fulfills our Power Values. We believe that our Power Values are the pillars that guide our Company and fuel our growth. The dedication of our NEOs to these Power Values in combination with their focus on the Company goals is integral to the success of the Company. As a result, our Power Values are a key component in assessing NEO individual performance.

Additional criteria may be chosen, as appropriate, and may change from time to time. The Compensation Committee assesses performance of each NEO relative to the performance criteria applicable to each NEO and adjusts the total formulaic AIP award for each NEO by a factor of plus or minus 20%, based on recommendations from the CEO for each NEO other than himself. The Compensation Committee adjusts the total AIP award for the CEO based on its own assessment of the performance criteria applicable to the CEO, and recommends such award to the Board for approval. With respect to all other NEOs, the Compensation Committee considers the CEO recommendations for NEOs and retains the ability to approve such AIP awards as noted above.  The Compensation Committee retains sole discretion under the AIP to reduce the amount of, or eliminate any, AIP awards that are otherwise payable under the AIP.

2020 AIP AWARD OPPORTUNITY

The target AIP award opportunities for the NEOs for 2020, expressed as a percentage of base salary, are set forth in the table below. Actual AIP payouts can range from fifty percent (50%) of the target percentage to two hundred percent (200%) of the target percentage, which reflect the threshold and maximum AIP award opportunities, respectively. No AIP award is provided if performance falls below the threshold levels established.

Named Executive Officer	2020 Annualized Base Salary ($)	Target (% of Salary) (1)	Target AIP Award Amount ($)
Mauricio Gutierrez	1,339,000	125	1,673,750
Kirkland Andrews	711,403	100	711,403
Elizabeth Killinger	563,976	75	422,982
Christopher Moser	563,976	75	422,982
Robert Gaudette	525,572	50	262,786

(1)	This assumes that each of the financial performance metrics and all quantitative and qualitative goals are achieved at target levels.

2020 AIP AWARD PERFORMANCE CRITERIA

The AIP award performance criteria applicable to all NEOs are based upon our 2020 corporate business strategy and individual contributions. The table below sets forth the 2020 AIP performance criteria and weightings applicable to all NEOs.

Goal	Weight
Adjusted EBITDA (1)(2)	35%
Adjusted Free Cash Flow (before growth) (1)(3)	35%
Corporate Net Debt to Corporate EBITDA Ratio (4)	20%
Customer Focus Index (5)	10%
Overall Funding	100%
Individual Performance Criteria Modifier	±20%

(1)	Our Consolidated Statement of Operations and Consolidated Statement of Cash Flows are found in Item 15 — Exhibits, Financial Statement Schedules to our Annual Report on Form 10-K.
(2)

Adjusted EBITDA refers to EBITDA plus Adjustments. EBITDA consists of net income from continuing operations plus: income taxes, interest expense (net of interest income), loss on debt extinguishment, depreciation and amortization, asset retirement obligation expenses, amortization of power and fuel contracts, and amortization of emission allowances. Adjustments consist of mark-to-market gains or losses from forward position of economic hedges, plus adjustments to include the Adjusted EBITDA from unconsolidated investments, successful acquisition-related transaction costs, integration costs, defense and legal settlement costs, deactivation costs, gain/losses on sales, dispositions or retirement of assets, impairment losses, gains/losses associated with unbudgeted acquisitions, or other non-recurring items.  For the 2020 performance results, the Compensation Committee determined and approved that the impact of the COVID-19 pandemic fits within the definition of a non-recurring event.

(3)

Adjusted Free Cash Flow refers to Adjusted Cash Flow from Operations, less maintenance capex, environmental capex, preferred dividends, and distributions to non-controlling interests.  Adjusted Cash Flow from Operations consists of cash flow from operations, excluding: changes in nuclear decommissioning trust liability, changes in collateral deposits supporting energy risk management activities, purchases and sales of emission allowances, plus net payments to settle acquired derivatives that include financing elements. This amount is further adjusted for the impact associated with unbudgeted acquisitions and/or dispositions, adjustments for major changes in timing of environmental capex projects and the impact of non-recurring unusual events. For the 2020 performance results, the Compensation Committee determined and approved that the impact of the COVID-19 pandemic fits within the definition of a non-recurring event.

(4)

Corporate Net Debt consists of all debt guaranteed by the assets of NRG’s guarantor companies and any incremental debt that would either be secured or guaranteed by NRGs guarantor companies, net of cash balances.  Corporate EBITDA refers to previously defined Adjusted EBITDA less Adjusted EBITDA from non-guarantor companies and equity investments, plus cash distributions from non-guarantor companies and equity investments to any NRG guarantor company, plus non-cash amortization excluded from this ratio as defined by the Corporate Credit Agreement and Indentures, including equity compensation, nuclear fuel amortization, and bad debt expense.

(5)

Customer Focus Index measures the overall satisfaction of a customer with NRG’s products and services as well as a customer’s loyalty to NRG’s brand through the use of a net promoter score (NPS) that is determined through a customer survey.  The NPS is an index ranging from -100 to 100.  To calculate the NPS, detractors (those that score 6 or less out of 10) are subtracted from promoters (a score of 10 or 9).  For example, if 50% or respondents to the survey are promotors and 10% are detractors, the NPS is 40%.  In order to allow for the fact that NRG has multiple brands across multiple geographies and to account for NPS goals across those factors, goals are indexed into the single metric (the Customer Focus Index).  The Company uses an external company to assess NPS scores, thereby ensuring objective, measurable results.

2020 AIP PAYMENTS

As noted above, with respect to AIP awards for 2020, the AIP Gate was $1,026 million, the Adjusted Free Cash Flow target was $1,400 million, the Adjusted EBITDA target was $2,023 million, the Corporate Debt to Corporate EBITDA Ratio target was 2.625x, and the Customer Focus Index was 100%. For 2020, the Adjusted Free Cash Flow achievement was approximately $1,514 million, surpassing the AIP Gate, the Adjusted EBITDA achievement was approximately $2,057 million, the Corporate Debt to Corporate EBITDA Ratio achievement was above maximum at 2.20x, and the Customer Focus Index was 124%.

In addition, the Board approved an individual adjustment for the CEO at the recommendation of the Compensation Committee, and the Compensation Committee approved individual adjustments for each of the NEOs, in each case based on the achievement of strong financial and operational performance in 2020 in light of the challenges presented in the global environment as well as measurable progress on our Power Values.  The Board and Compensation Committee felt that the executives demonstrated exceptional leadership by proactively implementing initiatives, both internally and externally, that supported our employees and customers despite the COVID-19 pandemic, resulting in an exceptional safety record in 2020, the strong Customer Focus Index results, and advancement of the Company’s strategic initiatives.  The Board and Compensation Committee felt that the qualitative measures discussed above related to individual performance were met to the degree of providing an additional 20% modification.

The AIP awards paid to each of the NEOs for 2020 were:

Named Executive Officer	2020 Annualized Base Salary ($)	AIP Target (%)	Percent of Target Achieved (%)	Individual Performance Modifier (%)	AIP Paid ($)
Mauricio Gutierrez	1,339,000	125	139	120	2,791,815
Kirkland Andrews (1)	711,403	100	-	-	-
Elizabeth Killinger	563,976	75	139	120	705,534
Christopher Moser	563,976	75	139	120	705,534
Robert Gaudette	525,572	50	139	120	438,327
(1)

Mr. Andrews resigned as Executive Vice President and Chief Financial Officer effective February 4, 2021 and remained with the Company in an advisory role until February 19, 2021.  As a result, he did not receive any AIP awards.

LONG-TERM INCENTIVE COMPENSATION

We believe that equity awards directly align our NEOs’ interests with those of our stockholders. For our 2020 grants, we awarded our NEOs a combination of RPSUs, which are based on the Company’s TSR performance relative to its peers, and time-based RSUs. The large majority of long-term incentive compensation (67%) was delivered using RPSUs, demonstrating the Compensation Committee’s focus on pay for performance. Due to its retention aspects, we continued to award RSUs, although they comprised only 33% of each NEO’s grant date award opportunity for the 2020 grant.

LTIP AWARD OPPORTUNITY

The target LTIP award opportunities for the NEOs for 2020, expressed as a percentage of base salary, are set forth in the table below.

Named Executive Officer	2020 Annualized Base Salary ($)	LTIP Target as Percent of Base Salary (%)	Target LTIP Award Value ($)
Mauricio Gutierrez	1,339,000	425	5,690,750
Kirkland Andrews (1)	711,403	200	1,422,806
Elizabeth Killinger	563,976	200	1,127,952
Christopher Moser	563,976	200	1,127,952
Robert Gaudette	525,572	125	656,965
(1)	Mr. Andrews resigned as Executive Vice President and Chief Financial Officer effective February 4, 2021 and remained with the Company in an advisory role until February 19, 2021.

LTIP AWARDS

The aggregate value of equity awards granted to each NEO for fiscal year 2020 was reviewed relative to NEO compensation data from our Compensation Peer Group. Pay Governance provided compensation benchmark data for the Compensation Peer Group, as well as for broader industry practice, to the Compensation Committee. Our practice is to issue annual equity awards on January 2 of each calendar year, using the closing price of the Company’s common stock on such date unless the date falls on a non-trading date, in which case the closing price of the common stock on the most recent trading date is used. The closing price per share of the Company’s common stock on the grant date for grants issued in January 2020 was $38.80 per share.  The LTIP awards are set forth in the “Stock Awards” column of the Summary Compensation for Fiscal Year ended December 31, 2020 table as well as the Grant of Plan-Based Awards for Fiscal Year ended December 31, 2020 table.

RELATIVE PERFORMANCE STOCK UNITS

Each RPSU represents the potential to receive one share of common stock after the completion of three years of service from the date of grant based on the Company’s TSR performance ranked against the TSR performance of a strongly correlated comparator group (the Performance Peer Group). Relative measures are designed to minimize the impact of externalities, ensuring the program appropriately reflects management’s impact on the Company’s TSR by including peer companies and indices that are similarly impacted by market conditions.

The payout of shares of common stock at the end of the three-year performance period will be based on the Company’s TSR performance percentile rank relative to the Performance Peer Group, as calculated under the terms of the award agreements. The following table illustrates the design of our RPSUs in 2020.  Additional details regarding RPSU awards are set forth following the Grants of Plan-Based Awards for Fiscal Year ended December 31, 2020 table.

RPSU awards granted since 2018 were updated to limit the maximum award value that an NEO may receive to six times (6x) the fair market value of the target award, determined as of the date of grant.

RPSU awards vesting over the three-year performance period ended January 2, 2021 (based on a common stock price as of December 31, 2020) vested at 126% of target as a result of the 28% increase in TSR, as calculated in accordance with the terms of the outstanding RPSU.  Such TSR measure was at the 60th percentile amongst our Performance Peer Group.

RESTRICTED STOCK UNITS

Each RSU represents the right to receive one share of common stock after the completion of the applicable vesting period. The RSU awards granted in 2020 vest ratably, meaning that one-third of the award vests each year on the anniversary of the grant date, over a three-year period. Occasionally, the Compensation Committee will use alternate RSU vesting periods, but only on an exception basis, such as for a new-hire with a specific skill set or to serve as an enhanced retention tool.

DIVIDEND EQUIVALENT RIGHTS

In connection with each equity award, each NEO also receives DERs, which accrue with respect to the award to which they relate. Accrued DERs are paid at the same time that the shares of common stock underlying each award are delivered to the NEO. No DERs are paid if the underlying shares fail to vest.

CLAWBACKS

The Company has a “clawback” policy with regard to awards made under the AIP and LTIP in the case of a material financial restatement, including a restatement that was the result of employee misconduct, or in the case of fraud, embezzlement or other serious misconduct that was materially detrimental to the Company. The Compensation

Committee retains discretion regarding the application of the clawback policy. The policy is in addition to other remedies that are available to the Company. If the Company is required to restate its earnings as a result of noncompliance with a financial reporting requirement due to misconduct, under the Sarbanes-Oxley Act of 2002 (SOX), the CEO and the CFO would also be subject to a clawback, as required by SOX.

BENEFITS

NEOs participate in the same retirement, life insurance, health and welfare plans as other salaried employees of the Company. A financial planning reimbursement benefit for NEOs was eliminated for 2019 as part of the transformation plan, except for Mr. Gutierrez who retained the benefit as a result of his employment agreement entered into in December 2015. Additionally, pursuant to the terms of his employment agreement, described in more detail in the section entitled “Employment Agreements” below, Mr. Gutierrez received additional benefits in the form of term life insurance with a death benefit of $7.75 million, and up to $10,000 for reimbursement of disability insurance premiums. We also provide certain security measures for Mr. Gutierrez to address safety concerns given his position as our President and CEO. In 2018, we paid for the initial procurement, installation and maintenance of personal residential security measures for Mr. Gutierrez.  This security program is intended to decrease security threats to Mr. Gutierrez, which is in the best interests of the Company and its stockholders.  As such, we believe the costs incurred in implementing these security measures were appropriate, reasonable and necessary, and we do not consider Mr. Gutierrez’s overall security program to be a perquisite for his benefit. However, the costs related to Mr. Gutierrez’s personal security incurred in 2018 are reported in the “All Other Compensation” column in the Summary Compensation Table below. We did not incur any cost related to Mr. Gutierrez’s security measures in 2019 or 2020. We do not provide any gross-ups on perquisites for executive officers.

POTENTIAL SEVERANCE AND CHANGE-IN-CONTROL BENEFITS

We choose to provide severance and change-in-control arrangements to assist with career transitions of our executives as well as to create an environment that provides for an adequate business transition and knowledge transfer during times of change.

Change-in-control agreements are market practice among publicly held companies. Most often, these agreements are utilized to encourage executives to remain with the Company during periods of extreme job uncertainty and to evaluate a potential transaction in an impartial manner. In order to enable a smooth transition during an interim period, change-in-control agreements provide a defined level of security for the executive and the Company, enabling a more seamless implementation of a particular acquisition or an asset sale or purchase, and subsequent integration.

Pursuant to his employment agreement, Mr. Gutierrez is entitled to severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control.

Pursuant to the Company’s Amended and Restated Executive Change-in-Control and General Severance Plan for Tier IA and Tier IIA Executives (CIC Plan), NEOs other than Mr. Gutierrez are entitled to a change-in-control benefit.

For a more detailed discussion, including the quantification of potential payments, please see the section entitled “Severance and Change-in-Control” following the executive compensation tables below.

OVERSIGHT OF RISKS RELATED TO COMPENSATION POLICIES

The Compensation Committee oversees risks related to our compensation policies and practices. The Company’s Enterprise Risk Management team assists the Compensation Committee with its oversight and analysis of these risks. To assist the Compensation Committee with determining whether the Company’s compensation policies and practices subject the Company to unnecessary risk or could potentially motivate employees to take excessive risk, the Company’s Enterprise Risk Management team conducts reviews of these policies and practices and reports to the Compensation Committee its findings as follows:

•                 base salaries are a sufficient component of total compensation to discourage excessive risk taking;

•                 earnings goals under the Company’s AIP are based upon its audited financial statements and the Company believes that the goals are attainable without the need to take inappropriate risks or make material changes to the Company’s business or strategy;

•                 NEOs who receive payment under the AIP and the LTIP may be required to reimburse the Company for all or a portion of the payment (commonly referred to as a clawback) if the Company has to prepare an accounting restatement because it is in material noncompliance with any financial reporting requirements or in the case of fraud, embezzlement or other serious misconduct, which discourages risk taking;

•                 the Company uses RPSU awards under the LTIP that are based upon TSR over three-year periods, which mitigates short-term risk taking;

•                 because incentive compensation has a large equity component, value is best realized through long-term appreciation of stockholder value, especially when coupled with the stock ownership guidelines, which expose the Company’s NEOs to loss of the value of the retained equity if stock appreciation is jeopardized; and

•                 the use of incentive compensation components that are paid or vest over an extended period mitigates against unnecessary or excessive risk taking.

Furthermore, the Enterprise Risk Management team continues to evaluate and review new or amended compensation policies or practices and reports its findings to the Compensation Committee, which are consistent with the principles identified above.

As a result of the review, management and the Compensation Committee have concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

The Company prohibits executive officers, directors and employees from directly or indirectly engaging in any kind of hedging transaction that could reduce or limit their economic risk with respect to their holdings, ownership or interest in the Company’s securities, including prepaid variable forward contracts, equity swaps, collars, puts, calls and options. The Company also prohibits executive officers, directors and employees from directly or indirectly engaging in any transaction in which the Company’s securities are being pledged.

OTHER MATTERS

STOCK OWNERSHIP GUIDELINES

The Compensation Committee and the Board require each NEO to hold NRG stock with a value equal to a multiple of his or her base salary until his or her termination, as set forth in the table below. Personal holdings, vested awards and unvested, time-based RSUs count towards the ownership multiple. Unvested RPSUs and non-qualified stock options do not count towards the ownership multiple. Although the NEOs are not required to make purchases of our common stock to meet their target ownership multiple, NEOs are restricted from divesting any securities until such ownership multiples are attained, except in the event of a hardship or to make a required tax payment, and must maintain their ownership multiple after any such transactions. The current stock ownership for NEOs is shown below, based on the closing share price of $40.36 on March 1, 2021:

Named Executive Officer	Target Ownership Multiple	Actual Ownership Multiple
Mauricio Gutierrez	6.0x	29.3x
Kirkland Andrews (1)	—	—
Elizabeth Killinger	2.5x	9.4x
Christopher Moser	2.5x	9.8x
Robert Gaudette	2.0x	5.2x
(1)

Mr. Andrews resigned as Executive Vice President and Chief Financial Officer effective February 4, 2021 and remained with the Company in an advisory role until February 19, 2021.  Therefore, the ownership information is irrelevant.

TAX AND ACCOUNTING CONSIDERATIONS

The Compensation Committee takes into account tax consequences to NEOs in designing the various elements of our compensation program, such as designing the terms of awards to defer immediate income recognition in accordance with Section 409A of the Code. The Compensation Committee remains informed of and takes into account the accounting implications of its compensation programs. However, the Compensation Committee approves programs based on their total alignment with our strategy and long-term goals.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR ENDED DECEMBER 31, 2020

Name and Principal Position	Year	Base Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mauricio Gutierrez President and Chief Executive Officer	2020	1,388,700	—	5,660,310	—	2,791,815	—	38,451	9,879,276
	2019	1,297,038	—	5,483,422	—	2,326,594	—	38,999	9,146,053
	2018	1,230,000	—	5,227,554	—	2,406,418	—	50,976	8,914,948
Kirkland Andrews (4) Executive Vice President and Chief Financial Officer	2020	737,808	—	1,415,247	—	—	—	11,347	2,164,402
	2019	690,040	—	1,371,026	—	945,890	—	11,112	3,018,068
	2018	674,976	—	1,351,000	—	965,302	—	9,829	3,001,107
Elizabeth Killinger Executive Vice President, Retail	2020	584,909	—	1,121,932	—	705,534	—	11,400	2,423,775
	2019	546,832	—	1,086,886	—	562,401	—	11,200	2,207,319
	2018	530,204	—	1,061,246	—	568,695	—	11,000	2,171,145
Christopher Moser Executive Vice President, Operations	2020	584,909	—	1,121,932	—	705,534	—	11,400	2,423,775
	2019	547,039	—	1,086,886	—	587,965	—	11,200	2,233,090
	2018	533,481	—	1,050,035	—	601,273	—	11,000	2,195,789
Robert Gaudette Senior Vice President, Business Solutions	2020	542,842	—	634,435	—	438,327	—	11,400	1,627,004
	2019	508,104	—	619,142	—	301,757	—	11,200	1,440,203
	2018	497,153	—	611,619	—	365,063	—	11,000	1,484,835
(1)	Reflects actual base salary earnings. Due to payroll timing, NEOs received an additional pay in 2020 (27 biweekly pay periods) versus 2018 or 2019 (26 biweekly pay periods).
(2)

Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison—Stock Compensation. The assumptions made in these valuations are discussed in our Annual Report on Form 10-K in Item 15 — Consolidated Financial Statements. For performance-based RPSUs granted in 2020, if the maximum level of performance is achieved, the fair value will be approximately $7,625,688 for Mr. Gutierrez, $1,906,627 for Mr. Andrews, $1,511,458 for Ms. Killinger, $1,511,458 for Mr. Moser, and $854,726 for Mr. Gaudette.

(3)	The amounts shown in this column represent the AIP bonuses paid to the NEOs. Further information regarding the AIP bonuses is included in the “2020 AIP Payments” section of the CD&A.
(4)

Mr. Andrews resigned as Executive Vice President and Chief Financial Officer effective February 4, 2021 and remained with the Company in an advisory role until February 19, 2021. All outstanding equity awards vesting after February 19, 2021 were forfeited in connection with his resignation.

The amounts provided in the Non-Equity Incentive Plan Compensation column represent values earned under NRG’s 2020, 2019, and 2018 AIP payable in March 2021, March 2020, and March 2019, respectively. NEOs were provided the opportunity to earn a cash incentive payment based on the attainment of certain pre-established Company and individual goals for fiscal years 2020, 2019, and 2018. The dollar amounts in the table represent payments made for actual 2020, 2019, and 2018 Company performance.

The amounts provided in the All Other Compensation column represent the additional benefits payable by NRG and include insurance benefits, the employer match under the Company’s 401(k) plan, and the amount payable under NRG’s all-employee discretionary contribution to the 401(k) plan. The amounts provided in the All Other Compensation column for Mr. Gutierrez include term life insurance reimbursement of disability insurance premiums, a financial planning reimbursement benefit and payments for the security program for Mr. Gutierrez in 2018, each as previously described in the CD&A. The following table identifies the additional compensation for each NEO.

Name	Year	Life Insurance Reimbursement ($)	Disability Insurance ($)	Financial Advisor Services ($)	401(k) Employer Matching Contribution ($)	Security Program ($)	Total ($)
Mauricio Gutierrez	2020	4,952	10,000	12,099	11,400	—	38,451
	2019	4,952	10,765	12,083	11,200	—	38,999
	2018	4,952	10,271	12,045	11,075	12,633	50,976
Kirkland Andrews	2020	—	—	—	11,347	—	11,347
	2019	—	—	—	11,112	—	11,112
	2018	—	—	2,991	6,838	—	9,829
Elizabeth Killinger	2020	—	—	—	11,400	—	11,400
	2019	—	—	—	11,200	—	11,200
	2018	—	—	—	11,000	—	11,000
Christopher Moser	2020	—	—	—	11,400	—	11,400
	2019	—	—	—	11,200	—	11,200
	2018	—	—	—	11,000	—	11,000
Robert Gaudette	2020	—	—	—	11,400	—	11,400
	2019	—	—	—	11,200	—	11,200
	2018	—	—	—	11,000	—	11,000

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED DECEMBER 31, 2020

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Award Type	Grant Date	Approval Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)(4)
Mauricio Gutierrez	AIP	—	—	836,875	1,673,750	3,347,500	—	—	—	—	—
	RPSU	1/2/2020	12/5/2019	—	—	—	20,904	83,615	167,230	—	3,812,844
	RSU	1/2/2020	12/5/2019	—	—	—	—	—	—	48,401	1,847,466
Kirkland Andrews (5)	AIP	—	—	355,701	711,403	1,422,806	—	—	—	—	—
	RPSU	1/2/2020	12/4/2019	—	—	—	5,227	20,906	41,812	—	953,314
	RSU	1/2/2020	12/4/2019	—	—	—	—	—	—	12,102	461,933
Elizabeth Killinger	AIP	—	—	211,491	422,982	845,964	—	—	—	—	—
	RPSU	1/2/2020	12/4/2019	—	—	—	4,143	16,573	33,146	—	755,729
	RSU	1/2/2020	12/4/2019	—	—	—	—	—	—	9,594	366,203
Christopher Moser	AIP	—	—	211,491	422,982	845,964	—	—	—	—	—
	RPSU	1/2/2020	12/4/2019	—	—	—	4,143	16,573	33,146	—	755,729
	RSU	1/2/2020	12/4/2019	—	—	—	—	—	—	9,594	366,203
Robert Gaudette	AIP	—	—	131,393	262,786	525,572	—	—	—	—	—
	RPSU	1/2/2020	12/4/2019	—	—	—	2,343	9,372	18,744	—	427,363
	RSU	1/2/2020	12/4/2019	—	—	—	—	—	—	5,425	207,072
(1) (2) (3) (4) (5)

Threshold non-equity incentive plan awards include annual incentive plan threshold payments, as presented in the CD&A.

Target non-equity incentive plan awards include annual incentive plan target payments, as presented in the CD&A.

Maximum non-equity incentive plan awards include annual incentive plan maximum payments, as presented in the CD&A.

Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison. The assumptions made in these valuations are discussed in our Annual Report on Form 10-K in Item 15 — Consolidated Financial Statements.

Mr. Andrews resigned as Executive Vice President and Chief Financial Officer effective February 4, 2021 and remained with the Company in an advisory role until February 19, 2021.  All outstanding equity awards vesting after February 19, 2021 were forfeited in connection with his resignation.

2020 ANNUAL INCENTIVE PLAN

NEOs were provided the opportunity to earn an AIP award based on the attainment of certain pre-established Company and individual goals for fiscal year 2020. The performance criteria and weight given to each are described in detail in the CD&A. The dollar amount of the possible AIP award payments for achieving the threshold, target or maximum levels of performance during the fiscal year 2020 are shown in the above table. If the Company is required to prepare an accounting restatement because it is in material noncompliance with any financial reporting requirements, then any NEO who has received a payment under the AIP may be required to reimburse the Company for all or a portion of the payment (commonly referred to as a clawback).

2020 LONG-TERM EQUITY INCENTIVES

Long-term equity incentive grants to NEOs in 2020 consisted of RPSU awards and RSU awards. Consistent with our policy, these awards were granted to NEOs as of the first trading day of the fiscal year. Awards under the Company’s LTIP contain a “double trigger” provision, meaning the vesting of the awards will not accelerate unless there is a termination of employment in connection with a change-in-control.

RELATIVE PERFORMANCE STOCK UNITS

Each RPSU represents the potential to receive common stock after the completion of three years of service from the date of grant based on the Company’s TSR performance ranked against the TSR performance of the Performance Peer Group.  The payout of shares of common stock at the end of the three-year performance period will be based on the Company’s TSR performance percentile rank, compared with the TSR performance of the Performance Peer Group. To ensure a rigorous program design, the target-level payout (100% of shares granted) requires the Company to perform above median, at the 55th percentile. To induce management to achieve greater than target-level performance in a down market, in the event that NRG’s TSR performance declines by more than 15% over the performance period, target-level payout (100% of shares granted) will require an even greater achievement at the 65th percentile performance. The Compensation Committee believes that this increased performance requirement addresses the concern that a disproportionate award may be paid in the event that our relative performance is high, but absolute performance is low.

In the event relative performance is below the 25th percentile, the award is forfeited. In the event relative performance is at the 25th percentile, the quantity of shares paid out is equal to 25% of target. In the event relative performance is between the 25th percentile and the 55th percentile (or the 65th percentile if our TSR performance declines by more than 15% over the performance period), payout will be based on an interpolated calculation. In the event relative performance reaches the 55th percentile (or the 65th percentile if our TSR performance declines by more than 15% over the performance period), 100% of the target award will be paid.  In the event relative performance is between the 55th percentile (or the 65th percentile if our TSR performance declines by more than 15% over the performance period) and the 75th percentile, payout will be based on an interpolated calculation.  In the event relative performance is at or above the 75th percentile, the quantity of shares paid out is equal to 200% of target. RPSU awards granted since 2018 were updated to limit the maximum award value that an NEO may receive to six times the fair market value of the target award, determined as of the date of grant.

If the NEO’s employment is terminated as a result of a change-in-control, a final RPSU award, if any, will be determined by the Compensation Committee.  If the NEO’s employment is terminated for any reason other than death, a qualifying disability, a qualifying retirement, or, with respect to any NEO who is a SVP at the time of grant, an eligible termination (as described below), including, without limitation, termination of service as a result of voluntary resignation or termination for cause, the RPSU award will expire and be forfeited. In the event of a termination of service by reason of death or a qualifying disability, whereby the NEO’s employment is terminated due to a total and permanent disability, the RPSU award will vest in full at the target level and the common stock underlying the award will be issued to the NEO or in the case of death, the NEO’s legal representatives, heirs, legatees, or distributees. A qualifying retirement occurs in the event that an NEO, who is at least 55 years of age at the time of retirement, retires with more than 10 years of service to the Company. In such event, if the retirement occurs at least 12 months after the grant date, the final RPSU award will continue to vest throughout the remainder of the performance period. In addition to these rights, SVPs who are such at the time of grant are also entitled to a pro-rata award in the event of an eligible termination, which means an involuntary termination of service in connection with the sale of a business segment, restructuring or reduction in workforce.

RESTRICTED STOCK UNITS

Each RSU represents the right to receive one share of common stock as of the vesting date for the award. RSU awards granted in 2020 vest ratably, meaning that one-third of the award vests each year on the anniversary of the grant date, over a three-year period. If the NEO’s employment is terminated as a result of a change-in-control, an RSU award vests in full upon the later of such change-in-control or termination of employment and the common stock underlying the RSU will be issued and delivered to the NEO. Any unvested portion of the RSU award is forfeited if the NEO’s employment is terminated for any reason other than death of the NEO, a qualifying disability, a qualifying retirement, or, with respect to an NEO who is a SVP at the time of grant, an eligible termination (as described below), including, without limitation, termination of service as a result of voluntary resignation or termination for cause. In the event of a termination of service by reason of death or a qualifying disability, whereby the NEO’s employment is terminated due to a total and permanent disability, the RSU award will vest in full and the common stock underlying the award will be issued to the NEO or in the case of death, the NEO’s legal representatives, heirs, legatees, or distributees. A qualifying retirement occurs in the event that an NEO, who is at least 55 years of age at the time of retirement, retires with more than 10 years of service to the Company. In such event, if the retirement occurs at least 12 months after the grant date, the unvested portion of an RSU award will continue to vest according to the vesting schedule. In addition to these rights, SVPs who are such at the time of the grant are also entitled to a pro-rata award in the event of an eligible termination, which means an involuntary termination of service in connection with the sale of a business segment, restructuring or reduction in workforce.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR FISCAL YEAR ENDED DECEMBER 31, 2020

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards
							Number of Unearned Shares that Have Not Vested (#)(2)	Market Value of Unearned Shares that Have Not Vested ($)(3)
Mauricio Gutierrez	-	-	-	-	100,202	3,762,585	262,409	9,853,458
Kirkland Andrews (4)	-	-	-	-	25,221	947,049	66,433	2,494,559
Elizabeth Killinger	-	-	-	-	19,958	749,423	52,482	1,970,699
Christopher Moser	-	-	-	-	19,915	747,808	52,272	1,962,814
Robert Gaudette	11,197	-	31.34	2/22/2021	11,357	426,455	29,960	1,124,998

(1)	These amounts represent RSUs vested/vesting as follows:
Name	Number of RSUs vested on 1/2/2021	Number of RSUs vesting on 1/2/2022	Number of RSUs vesting on 1/2/2023
Mauricio Gutierrez	51,986	32,098	16,118
Kirkland Andrews	13,165	8,026	4,030
Elizabeth Killinger	10,400	6,363	3,195
Christopher Moser	10,357	6,363	3,195
Robert Gaudette	5,938	3,612	1,807

(2)	These amounts represent RPSUs vested/vesting as follows:
Name	Number of RPSUs vested on 1/2/2021	Number of RPSUs vesting 1/2/2022	Number of RPSUs vesting 1/2/2023
Mauricio Gutierrez	97,916	80,878	83,615
Kirkland Andrews	25,305	20,222	20,906
Elizabeth Killinger	19,878	16,031	16,573
Christopher Moser	19,668	16,031	16,573
Robert Gaudette	11,456	9,132	9,372
(3)

Assumes achievement target award levels for 2019 RPSU, 2020 RPSU, and 2021 RPSU awards as discussed in the CD&A. On January 2, 2021, the 2018 RPSU awards vested at 126% of target based on relative TSR performance over the three-year performance period.

(4)

Mr. Andrews resigned as Executive Vice President and Chief Financial Officer effective February 4, 2021 and remained with the Company in an advisory role until February 19, 2021.  All outstanding equity awards vesting after February 19, 2021 were forfeited in connection with his resignation.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED DECEMBER 31, 2020

	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares Acquired on Vesting (#)(1)(3)	Value Realized on Vesting ($)(2)
Mauricio Gutierrez	-	-	529,496	20,248,344
Kirkland Andrews (4)	-	-	134,205	5,132,131
Elizabeth Killinger	8,778	142,015	105,450	4,032,527
Christopher Moser	-	-	66,189	2,532,731
Robert Gaudette	3,840	5,553	73,264	2,790,457
(1) (2)

Includes shares of DERs that vested and converted to common stock pursuant to underlying awards vested in 2020.

Awards and DERs values that vested on January 2, 2020 are based on a share price of $38.80.  Awards and DERs values that vested on January 3, 2020 are based on a share price of $38.20. Awards and DERs values that vested on January 6, 2020 are based on a share price of $37.38.

(3)	Represents the following:

Name	Number of 2017 RSUs vested on 1/3/2020 (#)	Number of DERs vested on 1/3/2020 (#)	Number of 2017 RSUs vested on 1/6/2020 (#)	Number of DERs vested on 1/6/2020 (#)	Number of 2018 RSUs vested on 1/2/2020 (#)	Number of DERs vested on 1/2/2020 (#)	Number of 2019 RSUs vested on 1/2/2020 (#)	Number of DERs vested on 1/2/2020 (#)	Number of 2017 RPSUs vested on 1/3/2020 (#)	Number of DERs vested on 1/3/2020 (#)
Mauricio Gutierrez	46,844	613	-	-	19,877	138	15,931	49	440,280	5,764
Kirkland Andrews	11,869	155	-	-	5,137	35	3,983	12	111,554	1,460
Elizabeth Killinger	9,324	122	-	-	4,035	28	3,157	9	87,628	1,147
Christopher Moser	5,601	73	-	-	3,993	27	3,157	9	52,640	689
Robert Gaudette	5,321	69	12,899	168	2,326	16	1,798	5	50,008	654

(4)

Mr. Andrews resigned as Executive Vice President and Chief Financial Officer effective February 4, 2021 and remained with the Company in an advisory role until February 19, 2021.  All equity was forfeited and will not be granted in the future. All outstanding equity awards vesting after February 19, 2021 were forfeited in connection with his resignation.

PENSION BENEFITS FOR FISCAL YEAR ENDED DECEMBER 31, 2020

None of the NEOs received qualified retirement income benefits for fiscal year 2020.

EMPLOYMENT AGREEMENTS

Mr. Gutierrez serves as the President and CEO of the Company pursuant to the terms of an employment agreement with the Company effective December 3, 2015. The term of the employment agreement will continue until the date that Mr. Gutierrez’s employment is terminated by either Mr. Gutierrez or the Company.

Each year, Mr. Gutierrez’s base salary will be reviewed and may be increased by the Board. The Board may decrease Mr. Gutierrez’s base salary solely in the case of an across the board adjustment for senior executives, but not in excess of the same percentage as other senior executives as a group. Pursuant to the terms of the employment agreement, for the 2020 fiscal year, Mr. Gutierrez is eligible to receive an annual incentive award with a target amount of up to 125% of his base salary, and an additional maximum incentive award with a target amount of up to 125% of his base salary, each based upon the achievement of criteria determined at the beginning of the fiscal year by the Compensation Committee with input from Mr. Gutierrez.

The employment agreement also provides that Mr. Gutierrez is eligible to participate in the Company’s LTIP in accordance with its terms. For the 2021 fiscal year, Mr. Gutierrez’s target LTIP award is 425% of his base salary. Mr. Gutierrez is also entitled to health, welfare and retirement benefits, term life insurance of $7.75 million, five weeks paid vacation, and coverage under the Company’s director and officer liability insurance coverage, in addition to reimbursement of reasonable business expenses, financial planning expenses, and disability insurance premiums. Mr. Gutierrez’s employment agreement also entitles him to certain severance payments and benefits in the event his employment terminates under certain circumstances. These severance payments and benefits are described and quantified under the section “Severance and Change-in-Control” below. In addition, under the employment agreement, the Company has agreed to indemnify Mr. Gutierrez against any claims arising as a result of his position with the Company to the maximum extent permitted by law.

The Company has not entered into employment agreements with NEOs other than Mr. Gutierrez.

SEVERANCE AND CHANGE-IN-CONTROL

MR. GUTIERREZ

Pursuant to his employment agreement, Mr. Gutierrez may be entitled to severance payments and benefits in the event of termination of employment, including termination following a change-in-control.

In the event Mr. Gutierrez’s employment with the Company is terminated by the Company “without cause” or by Mr. Gutierrez for “good reason” (including a reduction of his base salary), Mr. Gutierrez will be entitled to two times his base salary (without regard for any reduction of base salary); 50% of the bonus he would have received upon satisfaction of the underlying performance conditions, prorated for the number of days he was employed with the Company in the year of termination; reimbursement for COBRA benefits continuation cost for 18 months; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay, and retirement benefits.

In the event Mr. Gutierrez’s employment with the Company is terminated by the Company “without cause” or by Mr. Gutierrez for “good reason” (including a reduction on his base salary), each within 24 months following a change-in-control, in lieu of the above severance benefits, Mr. Gutierrez will be entitled to three times the sum of (i) his base salary (without regard for any reduction of base salary) and (ii) his target annual bonus for the year of termination. Mr. Gutierrez will also be entitled to a payment equal to the bonus he would have received upon satisfaction of the underlying performance conditions, prorated for the number of days he was employed with the Company in the year of termination; reimbursement for COBRA benefits continuation cost for 18 months; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay, and retirement benefits.

In the event Mr. Gutierrez’s employment with the Company is terminated due to his death or disability, Mr. Gutierrez (or his estate) will be entitled to receive 50% of the target annual bonus, prorated for the number of days he was employed with the Company in the year of termination; earned but unpaid base salary, bonuses, deferred compensation, vacation pay and retirement benefit.

As the Company has eliminated all tax gross-ups for all NEOs, if an excise tax under section 4999 of Internal Revenue Code (Code) would be triggered by any payments under the employment agreement or otherwise upon a change-in-control, the Company will either (a) pay Mr. Gutierrez any amounts subject to section 4999 of the Code (and Mr. Gutierrez will be responsible for the excise tax), or (b) reduce such payments so that no amounts are subject to section 4999 of the Code, whichever results in a better after-tax amount for Mr. Gutierrez (known as the “best net” approach).

Under Mr. Gutierrez’s employment agreement, Mr. Gutierrez agrees not to divulge confidential information and, during and for a period of one year after the termination of the employment agreement, disparage or compete with the Company, or solicit the customers or employees of the Company.

ALL OTHER NEOs

Under the CIC Plan, the NEOs other than Mr. Gutierrez are entitled to a general severance benefit equal to 1.5 times base salary in the event of involuntary termination without cause payable in a lump sum amount and reimbursement for COBRA benefits continuation cost for a period of 18 months.

The CIC Plan also provides a change-in-control benefit in the event that, within six months prior to or 24 months following a change-in-control, NEO employment is either involuntarily terminated by the Company without cause or voluntarily terminated by the executive for good reason. The change-in-control benefit consists of an amount equal to 2.99 and 2.0 for Executive Vice Presidents and Senior Vice Presidents, respectively, times the sum of the executive’s base salary plus the annual target incentive for the year of termination, payable in a lump sum amount; an amount equal to the NEO’s target bonus for the year of termination, prorated for the number of days during the performance period that the NEO was employed by the Company; and reimbursement for COBRA benefits continuation cost for a period of 18 months. In the event of a change-in-control, vesting of equity awards will not accelerate unless the NEO is terminated in connection with the change-in-control.

As with Mr. Gutierrez’s employment agreement, under the CIC Plan, the applicable executive agrees not to divulge confidential information and, during and for a period of one year after the termination of the employment agreement, disparage or compete with the Company, or solicit the customers or employees of the Company.

In general, a “change-in-control” occurs in the event: (a) any person or entity becoming the direct or indirect beneficial owner of 50% or more of the Company’s voting stock, (b) directors serving on the Board as of a specified date cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least two-thirds (2/3) of the incumbent directors, provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (c) any reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or other transaction is consummated and the previous stockholders of the Company fail to own at least 50% of the combined voting power of the resulting entity or (d) the stockholders approve a plan or proposal to liquidate or dissolve the Company.

An involuntary termination for “cause” means the NEO’s termination by the Company because of (i) the NEO’s conviction of, or agreement to a plea of nolo contendere to, a felony or other crime involving moral turpitude,

(ii) willful failure to perform his or her duties or willful gross neglect or willful gross misconduct, (iii) the NEO’s performance of any material act of theft, fraud, malfeasance or dishonesty, (iv) the NEO’s breach of any written agreement between the NEO and the Company or a violation of the Company’s code of conduct or other written policies, and (v) any material breach of the NEO’s obligations to the Company with respect to confidentiality, non-competition, non-solicitation and non-disparagement.  An involuntary termination for any other reason is without “cause.”  A voluntary termination for “good reason” means the resignation of the NEO in the event of a material reduction in his or her compensation or benefits, a material diminution in his or her title, authority, duties or responsibilities, or the failure of a successor to the Company to assume the CIC Plan. In the case of Mr. Gutierrez only, “good reason” also includes any material failure by the Company to comply with his employment agreement, his removal from the Board, the failure to elect him to the Board during any regular election, or a change in reporting structure of the Company requiring Mr. Gutierrez to report to anyone other than the Board. The amount of compensation payable to each NEO in each circumstance is shown in the table below, assuming that termination of employment occurred as of December 31, 2020, and including payments that would have been earned as of such date. However, the amounts shown below do not include benefits payable under the 401(k) plan.

Named Executive Officer	Involuntary Termination Not for Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Not for Cause or Voluntary for Good Reason following a Change-in- Control ($)	Death ($)	Disability ($)
Mauricio Gutierrez	3,545,256	3,545,256	24,895,929	14,990,424	14,990,424
Kirkland Andrews (1)	--	--	--	--	--
Elizabeth Killinger	876,345	876,345	6,231,966	3,250,582	3,250,582
Christopher Moser	876,345	876,345	6,222,056	3,240,671	3,240,671
Robert Gaudette	1,960,764	1,960,764	3,481,805	1,875,550	1,875,550
(1)	Mr. Andrews resigned as Executive Vice President and Chief Financial Officer effective February 4, 2021 and remained with the Company in an advisory role until February 19, 2021.

CEO PAY RATIO

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2020, the total compensation of Mauricio Gutierrez, our President and CEO, of $9,879,276, as shown in the Summary Compensation Table (CEO Compensation), was approximately 87 times the total compensation of a median employee, calculated in the same manner, of $113,749.

We calculated the ratio of the pay of our CEO to that of our median employee as permitted under SEC rules.  As of December 31, 2020, we and our consolidated subsidiaries had 4,283, employees in the United States and 214 employees located in Australia. As allowed under Item 402 of Regulation S-K, we excluded the 214 employees in Australia from our median employee determination, which represented less than 5% of our total employees.

For purposes of determining the median employee, we compared the total taxable wages as reported on each employee’s Form W-2, as of December 31, 2020, for all individuals, other than our CEO who were employed by us on December 31, 2020 (whether employed on a full-time, part-time, or seasonal basis).  We then identified a median employee from that group for purposes of preparing the ratio of CEO pay to median employee pay. We calculated the compensation for our median employee based upon the same components of compensation used to determine CEO Compensation. We believe that the ratio of CEO Compensation to that of this median employee is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
E. Spencer Abraham, Chair
Antonio Carrillo
Heather Cox
Anne C. Schaumburg

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described previously in this Proxy Statement and in its charter. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the NYSE listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that two of the four members of the Audit Committee, Anne C. Schaumburg and Antonio Carrillo, met the requirements of an “audit committee financial expert.” The Board has further determined that Matthew Carter, Jr. and Elisabeth B. Donohue met the “financial literacy” requirements set forth in the listing standards under the New York Stock Exchange.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm for the fiscal year 2020, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and auditing the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2020 with the Company’s management and has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by Statement on the PCAOB Auditing Standard No. 1301, “Communication with Audit Committees,” and the Audit Committee has discussed with KPMG LLP their independence. The Audit Committee also reviewed, and discussed with management and KPMG LLP, management’s report and KPMG LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Audit Committee:
Anne C. Schaumburg, Chair
Antonio Carrillo
Matthew Carter, Jr.
Elisabeth B. Donohue

Independent Registered Public Accounting Firm

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional services rendered by KPMG LLP, our principal independent registered public accounting firm, for the years ended December 31, 2019, and December 31, 2020.

	Year Ended December 31,
	2020	2019
	(in thousands)
Audit Fees	$ 6,547	$ 8,081
Audit-Related Fees	—	—
Tax Fees	1,735	2,831
All Other Fees	—	—
Total	$ 8,282	$ 10,912

AUDIT FEES

For 2020 and 2019 audit services, KPMG LLP billed us approximately $6,547,000 and $8,081,000, respectively, for the integrated audit of the Company’s annual consolidated financial statements, internal control over financial reporting, and the review of the Company’s quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the PCAOB (United States), and in connection with subsidiary financial statement audits. The audit fees for 2019 include approximately $1,275,000 of audit fees incurred by NRG South Central Generating LLC as part of the Company’s sale of its South Central portfolio to Cleco Corporate Holdings LLC, which amounts were paid directly by Cleco Corporate Holdings LLC.

AUDIT-RELATED FEES

No audit-related fees were billed to us by KPMG LLP for 2020 and 2019.

TAX FEES

Tax fees relate to services provided for tax compliance, tax planning, advice on mergers and acquisitions, technical assistance, and advice on both domestic and international matters. For 2020 and 2019 tax services, KPMG LLP billed us approximately $1,735,300 and $2,830,700, respectively.

ALL OTHER FEES

There were no other fees billed to us by KPMG LLP for 2020 and 2019.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

The Audit Committee annually reviews and pre-approves services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.

Unless the Audit Committee has pre-approved Audit Services or a specified category of non-audit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.

The Audit Committee has authorized its Chair to pre-approve services in amounts up to $500,000 per engagement. Engagements exceeding $500,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair are reported to the Audit Committee at its next scheduled meeting.

Questions and Answers

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

The purpose of the Annual Meeting is to:

1.               elect eleven directors;

2.               approve, on a non-binding advisory basis, the Say on Pay Proposal;

3.               ratify the KPMG LLP Ratification Proposal; and

4.               conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Other than these proposals, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

All of our stockholders may attend the Annual Meeting. However, only stockholders who owned our common stock at the close of business on March 1, 2021, the record date for the Annual Meeting, or their duly appointed proxies, are entitled to vote at the Annual Meeting.

Many stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•                     Stockholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record of those shares.

•                     Beneficial Owner — If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares online during the Annual Meeting unless you follow the procedures of your broker, trustee or nominee for obtaining a legal proxy. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use to vote during the Annual Meeting.

HOW MANY VOTES DO I HAVE?

You have one vote for each share of our common stock you owned as of the record date for the Annual Meeting.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

The Board recommends a vote:

1.               FOR the election of the director nominees;

2.               FOR the approval, on a non-binding advisory basis, of the Say on Pay Proposal; and

3.               FOR the ratification of the KPMG LLP Ratification Proposal.

If you grant a proxy and any additional matters are properly presented for a vote at the Annual Meeting, either of the persons named as proxy holders, Mauricio Gutierrez or Christine A. Zoino, will have the discretion to vote your shares.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting are represented in person or by proxy at the Annual Meeting. As of the record date, 244,687,907 shares of our common stock, representing the same number of votes, were outstanding. The presence of the holders of at least 122,343,954 shares of our common stock will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. For more information regarding the treatment of abstentions and broker non-votes, see “What are abstentions and broker non-votes and how are they treated?”

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

1.             Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by a majority of the votes cast at the Annual Meeting. A majority of the votes cast means that the number of shares voted “FOR” the director nominee must exceed the number of votes cast “AGAINST” that director nominee. In a contested election, each director nominee will be elected by the vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the director nominees who receive the most votes will be elected to fill the available seats on the Board.

2.             Say on Pay Proposal — This proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. While this is an advisory vote, the Board and the Compensation Committee value the opinions of stockholders and if there are a significant number of votes against this proposal, the Board and the Compensation Committee will consider stockholders’ concerns and evaluate actions necessary to address those concerns.

3.             Ratification of the KPMG LLP Appointment Proposal — This proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of KPMG LLP as our independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection.

WHAT ARE ABSTENTIONS AND BROKER NON-VOTES AND HOW ARE THEY TREATED?

An abstention occurs when a stockholder abstains from voting or does not vote on a proposal. A “broker non-vote” occurs when a broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the KPMG LLP Ratification Proposal, but not on the other proposals. Broker non-votes and abstentions, if any, will be treated as follows with respect to votes on each of the proposals:

Proposal	Treatment of Abstentions	Treatment of Broker Non-Votes
1. Election of Directors	Not considered votes properly cast and therefore will have no effect on this proposal.	No effect on this proposal.
2. Say on Pay Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
3. Ratification of KPMG LLP’s Appointment	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal	Not applicable since brokers have discretionary authority to vote on this proposal.

HOW DO I VOTE BEFORE THE ANNUAL MEETING?

If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you hold shares in street name (through a bank, broker, trustee or other nominee), by submitting voting instructions to your bank, broker, trustee, or nominee. You may vote over the Internet, by telephone, by mail if you have a paper copy of the proxy materials, or online during the Annual Meeting. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your bank, broker, trustee, or nominee.

•                     Vote by Internet before the Annual Meeting: If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time on April 28, 2021 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice of Availability) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

•                     Vote by Telephone: You may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time on April 28, 2021. The telephone number is printed on your proxy card or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

•                     Vote by Mail: If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible as it must be received by the Company prior to April 29, 2021, the Annual Meeting date.

•                     Vote by Internet during the Annual Meeting: For information on how stockholders can vote during the Annual Meeting, please refer to “How can I vote during the Annual Meeting?” below.

MAY I CHANGE MY VOTE?

You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Annual Meeting and voting online during the Annual Meeting (attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee, or nominee, or by obtaining a legal proxy from your broker and voting your shares by ballot at the Annual Meeting.

HOW CAN I VOTE DURING THE ANNUAL MEETING?

To participate and vote during the virtual meeting, visit www.virtualshareholdermeeting.com/NRG2021 and enter the 16-digit control number included in your Notice of Internet Availability of proxy materials, proxy card, or the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:45 a.m. Eastern Time on Thursday, April 29, 2021. The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time on Thursday, April 29, 2021.

The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should plan for a sufficient time to log in and ensure they have a strong Internet connection and can hear streaming audio prior to the start of the Annual Meeting.

If you encounter technical difficulties with the virtual meeting platform on day of the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website. Technical support will be available starting at 8:45 a.m. Eastern Time and until the end of the Annual Meeting.

WHAT HAPPENS IF I DO NOT PROVIDE INSTRUCTIONS AS TO HOW TO VOTE?

If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

WHERE CAN I OBTAIN THE LIST OF STOCKHOLDERS ENTITLED TO VOTE?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m., Eastern Time, at our principal executive office at 804 Carnegie Center, Princeton, New Jersey 08540. Please contact our Corporate Secretary if you wish to review the list of stockholders at our principal executive office.

HOW CAN I ASK QUESTIONS DURING THE ANNUAL MEETING?

Only our stockholders as of March 1, 2021 are permitted to ask questions during the Annual Meeting.

If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/NRG2021, type your question into the “Ask a Question” field, and click “Submit.” Questions relevant to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Generally, stockholder questions must be relevant to the agenda items then before the Annual Meeting. Stockholder questions or remarks must be pertinent to matters addressed at the Annual Meeting. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

WHO PAYS THE COST OF SOLICITATION OF PROXIES?

We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and employees may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We have retained MacKenzie Partners, Inc. to assist us in soliciting your proxy for an estimated fee of $27,500, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and any other solicitation materials to beneficial owners of our common stock.

WHO IS THE COMPANY’S TRANSFER AGENT?

Our transfer agent is Computershare. All communications concerning stockholder inquiries can be handled by contacting NRG Energy, Inc. c/o Computershare, Computershare Investor Services, P.O. Box 505000, Louisville, Kentucky 40233-5000, or by telephone at 1-877-498-8861, or 1-781-575-2725 (outside the U.S. and Canada), or (800) 952-9245 (Hearing Impaired-TTY). Their website is: http://www.computershare.com. Certificates for transfer and address changes should be sent to: Computershare, P.O. Box 505000, Louisville, Kentucky 40233-5000.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending a Notice of Availability to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

WHAT IS “HOUSEHOLDING”?

We have adopted a procedure approved by the SEC called “householding.”  Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or the Notice of Availability. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice of Availability at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095, by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by e-mail at sendmaterial@proxyvote.com. Stockholders who are receiving individual copies of such materials and who would like to receive single copies at a shared address may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.

HOW CAN I REQUEST ADDITIONAL MATERIALS?

Stockholders may request additional copies of the proxy materials or Notice of Availability by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.

WHOM SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE ANNUAL MEETING?

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018

Toll Free: (800) 322-2885
Collect: (212) 929-5500 Fax: (212) 929-0308
Email: proxy@mackenziepartners.com

Stockholder Proposals and Director Nominations for the 2022 Annual Meeting of Stockholders

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2022 Annual Meeting of Stockholders (2022 Annual Meeting), our Corporate Secretary must receive the proposal no later than the close of business on November 15, 2021, the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with this year’s Annual Meeting. If we change the date of the 2022 Annual Meeting by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2022 Annual Meeting in order to be considered for inclusion in the proxy materials.

Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

DIRECTOR NOMINEES FOR INCLUSION IN THE PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS (PROXY ACCESS)

Eligible stockholders who do not seek to use the advance notice provisions for nomination of directors in Article II, Section 11 of our Bylaws as described below, but who instead intend to nominate a person for election as director under the proxy access provision in our Bylaws for inclusion in our proxy materials for the 2022 Annual Meeting, must comply with the requirements set forth in Article II, Section 15 of our Bylaws and summarized below:

•                 Stockholder Eligibility to Submit Nominees: A stockholder, or group of up to 20 stockholders, continuously owning at least 3% of our outstanding common stock for a period of at least three years prior to the date of the nomination may submit director nominations for inclusion in our proxy materials for the 2022 Annual Meeting.

•                 Number of Nominees: An eligible stockholder or group of stockholders (as described above) may nominate directors constituting up to 20% of the Board.

•                 Deadline: For the 2022 Annual Meeting, our Corporate Secretary must receive the nomination between October 16, 2021 and the close of business on November 15, 2021. If the 2022 Annual Meeting is held earlier than March 30, 2022 or later than May 29, 2022, the nomination must be received by the later of the close of business on (a) the date that is 150 days prior to such annual meeting or (b) the 10th day following the announcement of the date of such annual meeting.

•                 Nomination Information: The nomination must contain the information required by Article II, Section 15 of the Bylaws, a copy of which is available upon request to our Corporate Secretary.

If the stockholder does not meet the applicable deadlines or comply with the requirements of Article II, Section 15 of our Bylaws, we may omit the nomination from our proxy materials for the 2022 Annual Meeting.

STOCKHOLDER PROPOSALS AND BUSINESS TO BE BROUGHT BEFORE THE 2022 ANNUAL MEETING OF STOCKHOLDERS (WITHOUT BEING INCLUDED IN THE PROXY MATERIALS)

Stockholders intending to present a proposal or nominate a director for election at the 2022 Annual Meeting without having the proposal or nomination included in our proxy materials must comply with the requirements set forth in our Bylaws and summarized below.

Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of this year’s Annual Meeting, unless the 2022 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. For our 2022 Annual Meeting, our Corporate Secretary must receive the proposal or nomination between December 30, 2021 and January 29, 2022. If the 2022 Annual Meeting is held earlier than March 30, 2022 or later than July 8, 2022, the proposal or nomination should be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to the date of the 2022 Annual Meeting or (b) the 10th day following the day on which the date of the 2022 Annual Meeting is first publicly announced by the Company.

The proposal or nomination must contain the information required by Article II, Section 11 of the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

STOCKHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES

The Governance and Nominating Committee will also consider nominations by stockholders who recommend candidates for election to the Board in a similar manner as described under “Director Nominee Selection Process” above. A stockholder seeking to recommend a prospective candidate for the Committee’s consideration may do so by writing to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540 and by following the requirements to submit nominees discussed under “Stockholder Proposals and Business to be Brought Before the 2022 Annual Meeting of Stockholders (Without Being Included in the Proxy Materials).”

NRG and the plus signs are registered servicemarks of NRG Energy, Inc. NRG is a registered trademark of NRG Energy, Inc. All rights reserved. 631598150

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 28, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. NRG ENERGY, INC. C/O OFFICE OF GENERAL COUNSEL 804 CARNEGIE CENTER PRINCETON, NJ 08540-6213 During The Meeting - Go to www.virtualshareholdermeeting.com/NRG2021 You may attend the meeting via the Internet and vote during the meeting. Have available the information that is printed in the box marked by the arrow below and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, on April 28, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D40882-P50750 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NRG ENERGY, INC. The Board of Directors recommends a vote FOR the nominees listed under Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. E. Spencer Abraham For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2021. ! ! ! ! ! ! 1b. Antonio Carrillo 1c. Matthew Carter, Jr. 3. 1d. Lawrence S. Coben NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1e. Heather Cox 1f. Elisabeth B. Donohue 1g. Mauricio Gutierrez 1h. Paul W. Hobby 1i. Alexandra Pruner 1j. Anne C. Schaumburg 1k. Thomas H. Weidemeyer Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  D40883-P50750 Proxy — NRG Energy, Inc. ANNUAL MEETING OF STOCKHOLDERS April 29, 2021 9:00 A.M. ET This Proxy/Voting Instruction Card is Solicited on Behalf of the Board of Directors for the 2021 Annual Meeting of Stockholders. The undersigned hereby constitutes and appoints Mauricio Gutierrez and Christine A. Zoino, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of common stock, $0.01 par value, of NRG Energy, Inc. (the "Company"), that the undersigned would be entitled to vote if personally present at the 2021 Annual Meeting of Stockholders of the Company to be held on April 29, 2021, at 9:00 a.m. (Eastern Time) live via the Internet at www.virtualshareholdermeeting.com/NRG2021, and at any and all adjournments or postponements thereof (the "Meeting"), as herein specified and in such proxyholders' discretion upon any other matter that may properly come before the Meeting including without limitation to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on the card become(s) unable to serve as director(s). By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned. THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING. (Continued and to be signed on reverse side)